                                                               EXHIBIT 10.20




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                                    LOAN AGREEMENT


                             Dated as of August 12, 1997


                                       Between

                            BA PARKWAY ASSOCIATES II, L.P.
                                     as Borrower


                                         and

                            LEHMAN BROTHERS HOLDINGS INC.,
                          DOING BUSINESS AS LEHMAN CAPITAL,
                     A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

                                      as Lender
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                                  TABLE OF CONTENTS


PAGE

I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION...................................1
    Section 1.1  Definitions..................................................1
    Section 1.2  Principles of Construction..................................17

II.  GENERAL TERMS...........................................................17
    Section 2.1  Loan Commitment; Disbursement to Borrower...................17
         2.1.1  The Loan.....................................................17
         2.1.2  Disbursement to Borrower.....................................17
         2.1.3  The Note.....................................................17
         2.1.4  Advances.....................................................17
    Section 2.2  Use of Proceeds.............................................18
    Section 2.3  Loan Repayment; Extension of Maturity Date..................19
         2.3.1  Repayment....................................................19
         2.3.2  Extension of Maturity Date...................................19
    Section 2.4  Release of Property.........................................20

                                         (i)

PAGE

         2.4.1  Release of All the Properties................................20
         2.4.2  Release of Individual Properties.............................21
         2.4.3  Release on Payment in Full...................................22
    Section 2.5  Interest....................................................22
         2.5.1  Generally....................................................22
         2.5.2  Determination of Interest Rate...............................23
         2.5.3  Default Rate.................................................27
    Section 2.6  Payments and Computations...................................27
         2.6.1  Making of Payments...........................................27
         2.6.2  Computations.................................................27
         2.6.3  Late Payment Charge..........................................27

III.  CONDITIONS PRECEDENT...................................................28

    Section 3.1  Conditions Precedent to Initial Advance.....................28
    Section 3.2  Conditions Precedent to Subsequent Advances Involving
                 Additional Properties.......................................34
    Section 3.3  Conditions Precedent to Subsequent Advances Not Involving
                 Additional Properties.......................................44

IV.  REPRESENTATIONS AND WARRANTIES..........................................48
    Section 4.1  Borrower Representations....................................48

                                         (ii)

    Section 4.2  Survival of Representations.................................57

V.  AFFIRMATIVE COVENANTS....................................................58
    Section 5.1  Borrower Covenants..........................................58

VI.  NEGATIVE COVENANTS......................................................66
    Section 6.1  Borrower's Negative Covenants...............................66

VII.  CASUALTY; CONDEMNATION; ESCROWS........................................68
    Section 7.1  Insurance; Casualty and Condemnation........................68
         7.1.1  Insurance....................................................68
         7.1.2  Condemnation.................................................72
         7.1.3  Restoration..................................................72
    Section 7.2  Required Repairs; Required Repair Funds.....................76
         7.2.1  Required Repairs; Deposits...................................76
         7.2.2  Grant of Security Interest...................................77
         7.2.3  Release of Required Repair Funds.............................77
         7.2.4  Failure to Perform Required Repairs and Make
                Initial Deposit..............................................78
    Section 7.3  Tax and Insurance Escrow Fund...............................79
         7.3.1  Tax and Insurance Escrow Fund................................79

                                        (iii)

PAGE

         7.3.2  Grant of Security Interest...................................79
         7.3.3  Application of Tax and Insurance Escrow Fund.................80
    Section 7.4  Replacements and Replacement Reserve........................80
         7.4.1  Replacement Reserve Fund.....................................80
         7.4.2  Grant of Security Interest...................................81
         7.4.3  Disbursements from Replacement Reserve Account...............81
         7.4.4   Performance of Replacements.................................82
         7.4.5  Failure to Make Replacements and Make Initial Deposit........84
         7.4.6  Balance in the Replacement Reserve Account...................85
         7.4.7  Indemnification..............................................85
    Section 7.5  Ground Lease Escrow Fund....................................85

VIII.  DEFAULTS..............................................................86
    Section 8.1  Event of Default............................................86
    Section 8.2  Remedies....................................................88
    Section 8.3  Remedies Cumulative.........................................90

IX.  SPECIAL PROVISIONS......................................................90
    Section 9.1  Sale of Notes and Securitization............................90

                                         (iv)

PAGE

    Section 9.2  Securitization Indemnification..............................92
    Section 9.3  Intentionally Omitted.......................................95
    Section 9.4  Exculpation.................................................95
    Section 9.5  Cash Management.............................................97
         9.5.1  Lockbox Account..............................................97
         9.5.2  Cash Collateral Account......................................97
    Section 9.6  Servicer....................................................98
    Section 9.7  Insolvency Opinion..........................................99

X.  MISCELLANEOUS............................................................99
    Section 10.1  Survival...................................................99
    Section 10.2  Lender's Discretion........................................99
    Section 10.3  Governing Law..............................................99
    Section 10.4  Modification, Waiver in Writing...........................101
    Section 10.5  Delay Not a Waiver........................................101

                                         (v)

    Section 10.6  Notices...................................................101
    Section 10.7  Trial by Jury.............................................102
    Section 10.8  Headings..................................................103
    Section 10.9  Severability..............................................103
    Section 10.10  Preferences..............................................103
    Section 10.11  Waiver of Notice.........................................104
    Section 10.12  Remedies of Borrower.....................................104
    Section 10.13  Expenses; Indemnity......................................104
    Section 10.14  Schedules Incorporated...................................105
    Section 10.15  Intentionally Omitted....................................106
    Section 10.16  No Joint Venture or Partnership; No Third Party
                   Beneficiaries............................................106
    Section 10.17  Publicity................................................106

                                        (vi)

PAGE

    Section 10.18  Cross-Default; Cross-Collateralization; Waiver of
                   Marshalling of Assets....................................106
    Section 10.19  Waiver of Counterclaim...................................107
    Section 10.20  Conflict; Construction of Documents; Reliance............107
    Section 10.21  Brokers and Financial Advisors...........................108
    Section 10.22  Prior Agreements.........................................108
    Section 10.23  Joint and Several Liability..............................108
    Section 10.24  Counterparts.............................................108

                                        (vii)

                                      SCHEDULES


    Schedule I     -    Release Amounts
    Schedule II    -    Required Repairs
    Schedule III   -    Intentionally Omitted
    Schedule IV    -    Rent Rolls
    Schedule V     -    List of Franchise Agreements
    Schedule VI    -    List of Management Agreements
    Schedule VII   -    Litigation

                                        (viii)

                                    LOAN AGREEMENT

    THIS LOAN AGREEMENT, DATED AS OF AUGUST 12, 1997 (AS AMENDED, RESTATED, REPLACED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THIS "AGREEMENT"), between Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation having an address at Three World Financial Center, New York, New York 10285 ("LENDER") and BA PARKWAY ASSOCIATES II, L.P., a Delaware limited partnership, having an address at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007 ("BORROWER").

    All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                                W I T N E S S E T H :

    WHEREAS, Borrower desires to obtain the Loan from Lender;

    WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

    NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

    I. DEFINITIONS; PRINCIPLES OF CONSTRUCTIONI. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

    SECTION 1.1    DEFINITIONS.Section 1.1Definitions.

    FOR ALL PURPOSES OF THIS AGREEMENT, EXCEPT AS OTHERWISE EXPRESSLY REQUIRED OR UNLESS THE CONTEXT CLEARLY INDICATES A CONTRARY INTENT:

    "ADDITIONAL BORROWER" shall mean any Person assuming the Loan and the Loan Documents and encumbering its Individual Property with a Mortgage in connection with a Subsequent Advance pursuant to the terms and provisions hereof. Upon the funding of the related Subsequent Advance in accordance with the terms and provisions hereof, an Additional Borrower assuming the Loan and the Loan Documents and encumbering its Individual Property in connection with such Subsequent Advance shall constitute an Individual Borrower.

    "ADDITIONAL PROPERTY" shall have the meaning set forth in SECTION 2.1.4(B).

    "ADJUSTED RELEASE AMOUNT" shall mean, for an Individual Property, the product of the Release Amount for such Individual Property and one hundred twenty-five percent (125%).

    "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

    "ALTA" shall mean American Land Title Association, or any successor thereto.

    "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for the Properties prepared by Borrower for the applicable Fiscal Year or other period.

    "APPLICABLE INTEREST RATE" shall have the meaning set forth in SECTION 2.5.2(A).

    "APPROVED ANNUAL BUDGET" shall have the meaning set forth in
SECTION 5.1(R).

    "APPROVED APPRAISAL" shall mean, with respect to an Individual Property, an appraisal of such Individual Property (a) executed and delivered to Lender by a qualified MAI appraiser having no direct or indirect interest in such Individual Property or any loan secured in whole or in part thereby and whose compensation is not affected by the approval or disapproval of such appraisal by Lender; (b) addressed to Lender and its successors and assigns; (c) satisfying the requirements of the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date of such calculation, with respect to such appraisal and the appraiser making such appraisal and (d) otherwise satisfactory to Lender in all respects in Lender's sole discretion.

    "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual
Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from an Individual Borrower, as assignor, to Lender, as assignee, assigning to Lender all of such Individual Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

    "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, that certain Assignment of Management Agreement and Subordination of Management Fees among an Individual Borrower, as assignor, Manager, as manager, and Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

    "AUSTIN PROPERTY" shall mean the proposed Additional Property known as the Doubletree Hotel located in Austin, Texas.

    "AWARD" shall have the meaning set forth in SECTION 7.1.2.

    "BASIC CARRYING COSTS" shall mean, with respect to an Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) real property taxes with respect to such Individual Property and (ii) insurance premiums with respect to such Individual Property.

    "BORROWER" shall mean, collectively, BA Parkway Associates II, L.P., together with any Additional Borrower, and their respective successors and assigns.

    "BORROWER GROUP" shall have the meaning set forth in SECTION 9.2(D).

    "BREAKAGE COSTS" shall have the meaning set forth in SECTION 2.5.2(H).

    "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

    "CAPITAL EXPENDITURES" for any period shall mean the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

    "CAPITAL EXPENDITURES RESERVE FUND" shall have the meaning set forth in
SECTION 7.1.

    "CASH COLLATERAL ACCOUNT"  shall have the meaning set forth in SECTION
9.5.2.

    "CASUALTY" shall have the meaning specified in SECTION 7.1.1(D).

    "CASUALTY CONSULTANT" shall have the meaning set forth in SECTION 7.1.3(B)(III).

    "CASUALTY RETAINAGE" shall have the meaning set forth in SECTION
7.1.3(B)(IV).

    "CLOSING DATE" shall mean the date of the funding of the Loan.

    "CLOSING DATE DEBT SERVICE COVERAGE RATIO" shall have the meaning set forth in SECTION 2.4.2(H).

    "CODE" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

    "CONDEMNATION" shall have the meaning set forth in SECTION 7.1.3(A).

    "CONDEMNATION RESTORATION" shall have the meaning set forth in SECTION 7.1.3(C).

    "CONTRIBUTION AGREEMENT" shall mean that certain Contribution Agreement by and among the Individual Borrowers dated as of the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

    "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Exit Fee) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.


    "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

    "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period in which:

         (a) the numerator is the Underwritten Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder; and

         (b) the denominator is the aggregate amount of interest payable on the outstanding principal balance of the Loan for such period assuming a loan constant equal to the greater of (i) 10.48% or (ii) the Applicable Interest Rate for such period.

    "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

    "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) three percent (3%) above the Applicable Interest Rate.

    "DISCLOSURE DOCUMENT" shall have the meaning set forth in SECTION 9.2(A).

    "DSCR CALCULATION DATE" shall mean, with respect to any Interest Period, the twentieth (20th) day of the calendar month immediately prior to such Interest Period.

    "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

    "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1+ by Fitch Investors Service, L.P. in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, Duff and S&P and "Aaa" by Moody's).

    "ELIGIBLE INVESTMENTS" shall mean any one or more of the following investments in obligations or securities acquired at a purchase price of not greater than par, including those issued by Lender or any Affiliate of Lender, provided that such obligations or securities are either payable on demand or have a maturity not later than the Business Day immediately prior to the date on which the proceeds thereof are anticipated to be expended or applied pursuant to the terms of the Loan Documents:




    (a) direct obligations of, and obligations fully guaranteed as to payment of principal and interest by, the United States, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association or any agency or instrumentality of the United States of America provided such obligations are backed by the full faith and credit of the United States of America;

    (b) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia at all times having the highest long-term debt rating of the Rating Agencies, or such lower rating (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

    (c) commercial or finance company paper which is rated at all times by the Rating Agencies in its highest unsecured commercial or finance company paper rating category or such lower unsecured commercial or finance company paper rating category (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

    (d) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or of any state thereof and subject to supervision and examination by federal or state banking authorities, provided that the commercial paper or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution or trust company in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are rated at all times in the highest rating category for such securities by the Rating Agencies, or such lower category for such securities (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

    (e) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

    (f) repurchase obligations with respect to any security described in clauses (a) and (b) of this definition, in each case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

    (g) securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof or the District of Columbia which are rated at all times in the highest rating category of the Rating Agencies, or in such lower category (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

    (h) interests in money market funds which at all times have a rating of "AAA" by the Rating Agencies, or such lower rating (but not lower than the second highest rating category of the Rating Agencies for money market funds) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result from the Rating Agencies; and

    (i) such other investment bearing interest or sold at a discount acceptable to Lender and the Rating Agencies as will or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result from the Rating Agencies; provided that such investment shall be rated at all times by the Rating Agencies not lower than its second highest rating category for investments of such type.

    No obligation or security set forth above shall be an Eligible Investment if (i) such obligation or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment.

    "ENVIRONMENTAL INDEMNITY" shall mean, with respect to each Individual Property, that certain Environmental and Hazardous Substance Indemnification Agreement by the related Individual Borrower, as indemnitor, for the benefit of Lender, as indemnitee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

    "ENVIRONMENTAL LAWS" shall have the meaning set forth in the Environmental Indemnity.

    "EURODOLLAR LOAN" shall mean each portion of the outstanding principal amount of the Loan at such time as interest thereon accrues at a rate of interest based upon LIBOR.

    "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 8.1(A).

    "EXCHANGE ACT" shall have the meaning set forth in SECTION 9.2(A).

    "EXIT FEE" shall have the meaning set forth in SECTION 2.4.2(C).

    "EXTRAORDINARY EXPENSE" shall have the meaning set forth in SECTION 5.1(R).

    "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

    "FOREIGN TAXES" shall have the meaning set forth in SECTION 2.5.2(E).

    "FRANCHISE AGREEMENT" shall mean, with respect to any Individual Property, that certain franchise agreement more specifically identified on SCHEDULE V hereto.

    "FRANCHISOR" shall mean, with respect to any Individual Property that is subject to a Franchise Agreement, the franchisor with respect thereto, as same is identified on SCHEDULE V attached hereto.

    "FRANCHISOR RECOGNITION AGREEMENT" shall mean, with respect to each Individual Property, a recognition agreement between Franchisor under the Franchise Agreement with respect to the Individual Property and Lender in Franchisor's customary form with such modifications as shall be reasonably requested by Lender.

    "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

    "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

    "GROSS INCOME FROM OPERATIONS" shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards (other than business interruption or other loss of income insurance), and any disbursements to the Borrower from the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Capital Expenditures Reserve Fund, the Ground Lease Escrow Fund or any other escrow fund established pursuant to the Loan Documents. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.

    "GROUND LEASE" shall mean any ground lease pursuant to which Borrower holds a leasehold interest constituting a portion of the Properties.

    "GROUND LEASE ESCROW FUND" shall have the meaning set forth in SECTION 7.5 hereof.

    "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

    "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money;
(b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit;
(e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations with respect to the Indebtedness of any other Person; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

    "INDEPENDENT DIRECTOR" shall have the meaning set forth in SECTION 4.1(FF)(XVI).

    "INDIVIDUAL BORROWER" shall mean, individually, BA Parkway Associates II, L.P. or any Additional Borrower from and after the funding of the related Subsequent Advance in accordance with the terms and provisions hereof and, individually, their respective successors and assigns.

    "INDIVIDUAL PROPERTY" shall mean an Individual Borrower's fee or leasehold interest in each parcel of real property and the improvements thereon owned by such Individual Borrower encumbered by a Mortgage on the Closing Date and in each Additional Property thereafter encumbered by a Mortgage from and after the date such Additional Property is so encumbered, together with all rights pertaining to such property and improvements, as more particularly described in the Granting Clauses of such Mortgages and referred to therein as the "Mortgaged Property" or the "Trust Property", as the case may be.

    "INITIAL ADVANCE" shall mean Lender's initial advance of proceeds of the Loan in the amount of Seven Million and No/100 Dollars ($7,000,000).

    "INSOLVENCY OPINION" shall have the meaning set forth in SECTION 9.7.

    "INSURANCE PREMIUMS" shall have the meaning set forth in SECTION 7.1.1(B) hereof.

    "INTEREST PERIOD" shall mean (a) the period commencing on the date hereof and ending on the ninth (9th) day of September, 1997 for the first period hereunder, and (b) for each period thereafter, the period commencing on the tenth (10th) day of each calendar month during the Term and ending on the ninth
(9th) day of the next occurring calendar month.

    "LEASE" shall mean any lease (other than a Ground Lease), sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

    "LEGAL REQUIREMENTS" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

    "LEHMAN" shall have the meaning set forth in SECTION 9.2(B).

    "LEHMAN GROUP" shall have the meaning set forth in SECTION 9.2(B).

    "LENDER" shall mean Lehman Brothers Holdings Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., together with its successors and assigns.

    "LEXINGTON OBLIGATIONS" shall have the meaning set forth in SECTION
3.2(JJ).

    "LEXINGTON PROPERTY" shall mean the proposed Additional Property known as the Vine Center located in Lexington, Kentucky.

    "LIABILITIES" shall have the meaning set forth in SECTION 9.2(B).

    "LIBOR" shall mean, with respect to each Interest Period, the rate per annum equal to the quotient of (a) the rate reported on the date one (1) Working Day prior to the beginning of such Interest Period as of 11:00 a.m., London, England time, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for U.S. Dollar deposits having a term equal to the applicable Interest Period and in an amount comparable to the principal amount of the Loan to be outstanding during such Interest Period (or, if said Telerate Access Service Page shall cease to be publicly available, as reported by the Reuters Screen LIBO Page, and if said Reuters Screen Page shall cease to be publicly available, then as reported by any publicly available source of similar market data selected by Lender in Lender's sole discretion, exercised in good faith, that accurately reflects such London Interbank Offered Rate) divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements applicable to Lender current on the date one (1) Working Day prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of any Governmental Authority as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) maintained by a member bank of such system. For purposes of this Agreement, the amount of any Eurodollar Loan to be outstanding during each related Interest Period shall be the related portion of the principal balance of the Loan bearing interest at a rate of interest based upon LIBOR at 11:00 a.m., London, England time, on the date one (1) Working Day prior to the beginning of the related Interest Period, less (1) the amount, if any, which Borrower has elected to voluntarily prepay and which is to be applied in reduction of such portion of the principal balance of the Loan after such Working Day and prior to the expiration of the Interest Period immediately preceding such related Interest Period pursuant to a proper and timely irrevocable notice given in accordance with the provisions of SECTION 2.3.1 and
(2) the amount of any Casualty/Condemnation Involuntary Prepayment during the Interest Period immediately preceding such related Interest Period, but which is not to be applied in reduction of the principal balance of the Loan until the Payment Date commencing such related Interest Period.

    "LICENSES" shall have the meaning set forth in SECTION 4.1(V).

    "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the related Individual Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

    "LOAN" shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, the Note executed and delivered by Borrower and secured by the Mortgages and the other Loan Documents executed and delivered by Borrower.

    "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage and the Assignment of Leases encumbering each Individual Property, the Assignment of Management Agreement for each Individual Property, the Franchisor Recognition Agreement for each Individual Property, the Environmental Indemnity, the Contribution Agreement and any other document pertaining to the Individual Properties as well as all other documents executed and/or delivered in connection with the Loan.

    "LOCKBOX ACCOUNT" shall have the meaning set forth in SECTION 9.5.1(A).

    "LTV RATIO" shall mean the ratio of the outstanding principal balance of the Loan to the total of the lesser with respect to each Individual Property of
(a) the purchase price of each Individual Property if such Individual Property was purchased by Borrower within twelve (12) months of the date of calculation or (b) the value of each Individual Property established by an Approved Appraisal with respect to such Individual Property.

    "MAI" shall mean Member of the Appraisal Institute.

    "MANAGEMENT AGREEMENT" shall mean, with respect to any Individual Property, the management agreement(s) more specifically identified on SCHEDULE VI hereto pursuant to which the Manager thereunder is to provide management and other services with respect to such Individual Property.

    "MANAGER" shall mean, with respect to any individual Property that is subject to one or more Management Agreements, the manager under such Management Agreement(s) as identified on SCHEDULE VI hereto.

    "MATURITY DATE" shall mean February 10, 1999, as such date may be extended pursuant to SECTION 2.3.2, or such other date on which the final payment of principal of the Note becomes due and payable as herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

    "MAXIMUM MANAGEMENT FEE" shall mean an amount equal to five percent (5%) per annum of Gross Income from Operations for each Individual Property.

    "MINOR LEASE" shall mean any Lease of space in any Individual Property, which space (i) is used for a gift shop or travel related services, (ii) has no public entrance on the exterior of the Improvements in which such space is located and (iii) consists of less than 2,500 square feet.

    "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean the monthly payment of interest payable pursuant to SECTION 2.5.1.

    "MORTGAGE" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt), Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by an Individual Borrower as security for the Loan made to Borrower and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

    "NET OPERATING INCOME" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

    "NET PROCEEDS" shall have the meaning set forth in SECTION 7.1.3(B).

    "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
SECTION 7.1.3(B)(VI).

    "NON-CAPSTAR PERSON" shall mean a limited partner or non-managing member of an Individual Borrower or an Additional Borrower, as applicable, or a Person directly or indirectly controlled by an Individual Borrower or an Additional Borrower, as applicable, which limited partner, non-managing member or Person is not in control of, controlled by or under common control with, CapStar Hotel Company.

    "NOTE" shall mean that certain note of even date herewith, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

    "OFFICERS' CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of the general partner or managing member of Borrower.

    "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, franchise fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures, and contributions to the Replacement Reserve Fund, the Tax and Insurance Escrow Fund, the Capital Expenditures Reserve Fund, the Ground Lease Escrow Fund (if applicable) and any other reserves required under the Loan Documents.

    "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.

    "OUTSIDE CLOSING DATE" shall have the meaning set forth in SECTION 2.1.4.

    "PAYMENT DATE" shall mean the tenth (10th) day of each calendar month during the Term or, if such day is not a Working Day, the immediately preceding Working Day.

    "PARKWAY" shall mean BA Parkway Associates II, L.P.

    "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual
Property, collectively, (a) the Liens and security interests created by the Loan Documents , (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof (including, without limitation, such Liens, encumbrances and other matters with respect to which Lender is affirmatively insured by such Title Insurance Policies), (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

    "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

    "POLICIES" shall have the meaning set forth in SECTION 7.1.1(B).

    "PREMISES" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

    "PREPAYMENT DATE" shall have the meaning set forth in SECTION 2.3.1.

    "PRIME RATE" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in THE WALL STREET JOURNAL from time to time as the "Prime Rate". If more than one "Prime Rate" is published in THE WALL STREET JOURNAL for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%). If THE WALL STREET JOURNAL ceases to publish the "Prime Rate", the Lender shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

    "PRIME RATE LOAN" shall mean any portion of the outstanding principal of the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate.

    "PROMUS" shall mean Promus Hotels, Inc.

    "PROPERTIES" shall mean, collectively, all of the Individual Properties which are subject to the terms of this Agreement.

    "PROPERTY REQUIRED REPAIRS" shall have the meaning set forth in SECTION
7.2.1.

    "PROVIDED INFORMATION" shall have the meaning set forth in SECTION 9.1(A).

    "RATING AGENCIES" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally-recognized statistical rating agency which has been approved by Lender.

    "REGISTRATION STATEMENT" shall have the meaning set forth in SECTION
9.2(B).

    "RELEASE AMOUNT" shall mean for an Individual Property the amount set forth on SCHEDULE I hereto.

    "RENTS" shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

    "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in SECTION 7.4.1.

    "REPLACEMENT RESERVE FUND" shall have the meaning set forth in SECTION
7.4.1.

    "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in
SECTION 7.4.1.

    "REPLACEMENTS" shall have the meaning set forth in SECTION 7.4.3(A).

    "REQUIRED RECORDS" shall mean, collectively, the financial statements, certificates, reports or information required to be provided by Borrower to Lender pursuant to SECTION 5.1(K) hereof.

    "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in SECTION
7.2.1.

    "REQUIRED REPAIR FUND" shall have the meaning set forth in SECTION 7.2.1.

    "RESTORATION" shall have the meaning set forth in SECTION 7.1.1(G).

    "SECURITIES" shall have the meaning set forth in SECTION 9.1.

    "SECURITIES ACT" shall have the meaning set forth in SECTION 9.2(A).

    "SECURITIZATION" shall have the meaning set forth in SECTION 9.1.

    "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in SECTION
8.2(C).

    "SPREAD" shall mean for each Interest Period, with respect to a Eurodollar Loan, (a) prior to the extension of the Maturity Date pursuant to SECTION 2.3.2(B), (i) one hundred seventy-five basis points (1.75%) for any Interest Period if the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding the DSCR Calculation Date for such Interest Period is no less than 1.50, (ii) two hundred basis points (2.00%) for any Interest Period if the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding the DSCR Calculation Date for such Interest Period is no less than 1.35 and no greater than 1.49, (iii) two hundred twenty-five basis points (2.25%) for any Interest Period if the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding the DSCR Calculation Date for such Interest Period is no less than 1.20 and no greater than 1.34 or (iv) two hundred seventy basis points (2.70%) for any Interest Period if the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding the DSCR Calculation Date for such Interest Period is no less than 1.15 and no greater than 1.19 or (b) upon the extension of the Maturity Date pursuant to SECTION 2.3.2(B), (i) two hundred basis points (2.00%) for any Interest Period if the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding the DSCR Calculation Date for such Interest Period is no less than 1.50, (ii) two hundred twenty-five basis points (2.25%) for any Interest Period if the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding the DSCR Calculation Date for such Interest Period is no less than 1.35 and no greater than 1.49, (iii) two hundred fifty basis points (2.50%) for any Interest Period if the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding the DSCR Calculation Date for such Interest Period is no less than
1.20 and no greater than 1.34 or (iv) three hundred basis points (3.00%) for any Interest Period if the Debt Service Coverage Ratio with respect to the twelve
(12) full months immediately
preceding the DSCR Calculation Date for such Interest Period is no less than
1.15 and no greater than 1.19.

    "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

    "SUBSEQUENT ADVANCE" shall have the meaning set forth in SECTION 2.1.4(B).

    "SUBSEQUENT ADVANCE CLOSING DATE" shall mean the date of the funding of any subsequent advance of a portion of the proceeds of the Loan pursuant to
SECTION 2.1.4(B).

    "SUBSEQUENT ADVANCE REQUEST" shall have the meaning set forth in SECTION 2.1.4(B).

    "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in SECTION 7.3.1.

    "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any of the Properties or part thereof.

    "TITLE INSURANCE POLICY" shall mean, with respect to each Individual Property, ALTA mortgagee title insurance policy in the form (acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

    "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State or Commonwealth in which an Individual Property is located.

    "UNDERWRITER GROUP" shall have the meaning set forth in SECTION 9.2(B).

    "UNDERWRITTEN NET OPERATING INCOME" shall mean Net Operating Income for the applicable period calculated based upon (a) Gross Income from Operations assuming an occupancy rate equal to the lesser of the actual occupancy rate for such period or seventy-five percent (75%) and (b) Operating Expenses assuming
(i)
management fees payable under the Management Agreement for each Individual Property equal to the greater of the actual management fees payable under the related Management Agreement during such period or five percent (5%) of Gross Income from Operations for the related Individual Property during such period,
(ii) franchise fees payable under the Franchise Agreement for each Individual Property equal to the greater of the actual franchise fees payable under the related Franchise Agreement during such period or four percent (4%) of the gross revenues from the rental of hotel rooms contained in the related Individual Property during such period and (iii) expenses incurred for the replacement of furniture, fixtures and equipment for the Properties during such period in an amount not less than five percent (5%) of Gross Income from Operations for the Properties during such period, such amount being subject to increase based upon the advice of Lender's structural engineer or Lender's determination in its sole discretion that such amount is not adequate for the maintenance and operation of the Properties as first class hotel properties.

    "WORKING DAY" shall mean any day on which dealings in foreign currencies and exchange are carried on in London, England and in New York, New York.

              SECTION 1.2  PRINCIPLES OF CONSTRUCTION.

    All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

               II.  GENERAL TERMS

               SECTION 2.1  LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

               2.1.1 THE LOAN. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrower on the Closing Date, in the principal amount of up to One Hundred Million and No/100 Dollars ($100,000,000). The Loan shall mature on the Maturity Date.

               2.1.2 DISBURSEMENT TO BORROWER. Borrower may request and receive only one borrowing hereunder in respect of the Loan, which borrowing may be advanced in any number of disbursements in accordance with the terms hereof, and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower shall, on the Closing Date, Ceceive the Initial Advance, subject to the direction given by Borrower as to the application of the proceeds of the Loan to pay certain closing costs and to fund the Tax and Insurance Escrow Fund and any other reserve or escrow fund required hereunder, all in accordance with the provisions of this Agreement. Borrower shall, on any Subsequent Advance Closing Date, receive the related Subsequent Advance, subject to the direction given by Borrower as to the application of the proceeds of the Loan to pay certain closing costs and to fund the Tax and Insurance Escrow Fund and any other reserve or escrow fund required hereunder.

              2.1.3 THE NOTE. The loan shall be evidenced by the note of borrower, in the original principal amount of the loan. The note shall be entitled to the benefits of this agreement and shall be secured by the mortgages, the assignments of leases and the other loan documents.

              2.1.4 ADVANCES. (A) Lender shall make, and Borrower shall accept, the Initial Advance subject to and upon the conditions and terms contained herein including, without limitation, the conditions contained in
SECTION 3.1. hereof.

              (b) In addition to the Initial Advance, Borrower may request and receive one or more subsequent advances of a portion of the proceeds of the Loan not previously advanced (each, a "SUBSEQUENT ADVANCE"); provided, however, that (1) the amount of any Subsequent Advance and the Release Amount of any Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance shall be determined by Lender in its sole discretion after Lender's review of the Subsequent Advance Request and all due diligence materials and other information required for the satisfaction of the conditions set forth in SECTION 3.2 or
SECTION 3.3, as applicable, and (2) Borrower shall have satisfied each of the conditions contained in SECTION 3.2 or SECTION 3.3, as applicable. Lender shall not be obligated to make a Subsequent Advance after the date that is ninety (90) days prior to the Maturity Date (the "OUTSIDE CLOSING DATE"). Borrower may submit to Lender, a written request for a Subsequent Advance in form and substance acceptable to Lender (each such request being hereinafter referred to as a "SUBSEQUENT ADVANCE REQUEST"), which Subsequent Advance Request (i) with respect to an advance pursuant to SECTION 3.2, may be submitted to Lender at any time after the Closing Date and not later than thirty (30) days prior to the Outside Closing Date, and (ii) with respect to an advance pursuant to SECTION 3.3, may be submitted only on one occasion per calendar quarter throughout the term of the Loan and not later than thirty (30) days prior to the Outside Closing Date. Each Subsequent Advance Request shall, among other things, (A) if the Subsequent Advance requested is to be made pursuant to SECTION 3.3, request a Subsequent Advance in an amount no less than the lesser of (1) One Million and No/100 Dollars ($1,000,000) and (2) the total amount of proceeds of the Loan remaining undisbursed as of the date of the Subsequent Request, (B) if the Subsequent Advance requested is to be made pursuant to SECTION 3.2, set forth one or more properties as may be acceptable to Lender in its sole discretion (each such property so identified being hereinafter referred to as an "ADDITIONAL PROPERTY") which shall be encumbered by a Mortgage and included as an Individual Property hereunder as security for the Loan, and (C) set forth the proposed Subsequent Advance Closing Date with respect to the Subsequent Advance requested, which Subsequent Advance Closing Date shall be a Payment Date occurring no less than thirty (30) days subsequent to the date on which the Subsequent Advance Request is received by Lender. Borrower hereby acknowledges that Borrower's agreement that each Additional Property so identified secure the related Subsequent Advance and all prior advances of proceeds of the Loan is a material inducement to Lender to make the Loan, subject to the terms and provisions of SECTION 3.2(JJ).

              SECTION 2.2  USE OF PROCEEDS.

              Borrower shall use the proceeds of the Loan disbursed to it pursuant to SECTION 2.1 solely to (i) pay the purchase price and other costs and expenses incurred in connection with the acquisition of the Properties by Borrower, (ii) purchase or repay and discharge any existing loans relating to the Properties, (iii) fund the Tax and Insurance Escrow Fund and any other reserve or escrow fund required pursuant to the provisions of this Agreement,
(iv) pay costs and expenses incurred by Borrower in connection with the renovation of any Individual Property as required pursuant to the related Franchise Agreement, and (v) pay costs and expenses incurred in connection with the closing of the Loan, including, without limitation, any fees payable to Lender in connection with the Loan, and other costs and expenses incurred by Borrower, all as approved in writing by Lender.

              SECTION 2.3  LOAN REPAYMENT; EXTENSION OF MATURITY DATE

              2.3.1 REPAYMENT Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment. Upon the closing of a Subsequent Advance in connection with which the Lexington Property is encumbered with a Mortgage, the Loan may not be prepaid in whole or in part other than a prepayment made in connection with the release of the Lexington Property from the Lien of the Mortgage thereon (and related Loan Documents) in accordance with SECTION 2.4.2. Notwithstanding the foregoing, prior to such encumbrance of the Lexington Property and following such release of the Lexington Property, Borrower shall have the right to prepay all or any portion of the Loan prior to the Maturity Date, without the payment of any penalty or premium (other than an Exit Fee payable in connection with the release of an Individual Property pursuant to the terms and provisions hereof), upon not less than ten (10) days prior written notice to Lender, specifying the date on which prepayment is to be made (a "PREPAYMENT DATE"), provided that no Event of Default shall have occurred and be continuing other than as set forth in SECTION 2.4.2(A). In addition to the amount of such prepayment, Borrower shall also pay to Lender, together with such prepayment, all interest accrued and unpaid with respect to such prepayment and, if such Prepayment Date is not a Payment Date, Borrower shall also pay any applicable Breakage Costs. Each notice of prepayment of the Loan shall be irrevocable and shall specify (i) the applicable Prepayment Date, (ii) the amount of such prepayment and the amount of interest thereon to be paid in connection therewith and (iii) any Individual Property that is to be released from the Lien of the Mortgage thereon (and related Loan Documents) in connection with such prepayment.

              2.3.2   EXTENSION OF MATURITY DATE   (a)  Borrower may, at its
option, extend the Maturity Date for the Loan to August 10, 1999, provided that (i) Borrower shall deliver to Lender a written notice of Borrower's desire to so extend the Maturity Date no earlier than ninety (90) days prior to the original Maturity Date and no later than sixty (60) days prior to the original Maturity Date; (ii) no Default or Event of Default shall have occurred and be continuing as of the date of such extension of the Maturity Date; (iii) Borrower shall pay Lender no later than thirty (30) days prior to the original

Maturity Date a non-refundable extension fee in the amount of 0.25% of the outstanding principal amount of the Loan as of the date on which Borrower delivers to Lender written notice of Borrower's desire to so extend the Maturity Date; (iv) the Debt Service Coverage ratio with respect to the twelve (12) full months immediately preceding the date on which Borrower delivers to Lender written notice of Borrower's desire to so extend the Maturity Date shall be no less than 1.30; (v) the LTV Ratio as of the date on which Borrower delivers to Lender written notice of Borrower's desire to so extend the Maturity Date shall not exceed sixty-five percent (65%) and (vi) no later than thirty (30) days prior to the original Maturity Date, Borrower shall deliver to Lender such financial statements, appraisals and other materials as are reasonably necessary for Lender to confirm Borrower's satisfaction of the terms and conditions set forth in clauses (i)-(v) above and that no material adverse change has occurred with respect to Borrower or the Properties.

              (b) Borrower may, at its option, further extend the Maturity Date for the Loan to February 10, 2000, provided that (i) Borrower shall have exercised the option to extend the Maturity Date pursuant to subsection (a) above; (ii) Borrower shall deliver to Lender a written notice of Borrower's desire to so extend the Maturity Date no earlier than ninety (90) days prior to the original Maturity Date, as extended pursuant to subsection (a) above, and no later than sixty (60) days prior to the original Maturity Date, as extended pursuant to subsection (a) above; (iii) no Default or Event of Default shall have occurred and be continuing as of the date of such extension of the Maturity Date; (iv) Borrower shall pay to Lender no later than thirty (30) days prior to the original Maturity Date, as extended pursuant to subsection (a) above, a non-refundable extension fee in the amount of 0.375% of the outstanding principal amount of the Loan as of the date on which Borrower delivers to Lender written notice of Borrower's desire to so extend the Maturity Date; (v) the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding the date on which Borrower delivers to Lender written notice of Borrower's desire to so extend the Maturity Date shall be no less than 1.30; (vi) the LTV Ratio as of the date on which Borrower delivers to Lender written notice of Borrower's desire to so extend the Maturity Date shall not exceed sixty-five percent (65%); (vii) no later than thirty (30) days prior to the original Maturity Date, as extended pursuant to subsection (a) above, Borrower shall deliver to Lender such financial statements, appraisals and other materials as are reasonably necessary for Lender to confirm Borrower's satisfaction of the terms and conditions set forth in clauses (i)-(vi) above and that no material adverse change has occurred with respect to Borrower or the Properties and
(viii) the Spread shall be increased as set forth in clause (b) of the definition thereof contained in SECTION 1.1 commencing as of the Maturity Date, as extended pursuant to subsection (a) above.

              SECTION 2.4  RELEASE OF PROPERTY   Except as set forth in this
SECTION 2.4, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any of the Properties.

              2.4.1    RELEASE OF ALL THE PROPERTIES

              (a) If Borrower has elected to prepay the entire outstanding principal balance of the Loan, the requirements of SECTION 2.3.1 have been satisfied and Borrower shall have paid to Lender the outstanding principal amount of the Loan together with all interest accrued thereon, any applicable Breakage Costs and any other amounts owed by Borrower to Lender pursuant to this Agreement or any other Loan Document, then all of the Properties shall be released from the Liens of their respective Mortgages (and related Loan Documents).

              (b) In connection with the release of the Liens, the Borrower shall submit to Lender, not less than ten (10) days prior to the Prepayment Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release.

              2.4.2 RELEASE OF INDIVIDUAL PROPERTIES Borrower on one or more occasions may obtain (i) the individual release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

              (a) The requirements of SECTION 2.3.1 shall have been satisfied; provided, however, that if the Lexington Property has been encumbered with a Mortgage in connection with a Subsequent Advance, Borrower may obtain the individual release of the Lexington Property from the Lien of the Mortgage thereon (and related Loan Documents) regardless of the occurrence and continuance of an Event of Default (other than an Event of Default with respect to the Lexington Obligations) upon the satisfaction of all of the other requirements of SECTION 2.3.1 and the satisfaction of the conditions set forth in this SECTION 2.4.2.

              (b) Borrower shall have (i) prepaid the Loan in the amount of the Adjusted Release Amount for such Individual Property or, with respect to a release of the Lexington Property, in the event that the Lexington Property has been encumbered with a Mortgage in connection with a Subsequent Advance, prepaid the Loan in the amount of the Release Amount for the Lexington Property, (ii) paid to Lender all interest accrued and unpaid with respect to the Release Amount for such Individual Property and any other amounts due and owing to Lender with respect to such Individual Property pursuant to this Agreement or the other Loan Documents and (iii) paid to Lender any Breakage Costs payable in connection with the payment of such Adjusted Release Amount (or Release Amount, as applicable).

              (c) Borrower shall have paid to Lender a fee (each such fee being hereinafter referred to as an "EXIT FEE") in the amount of one percent (1%) of the Release Amount for such Individual Property. Any fees payable to Lehman or an Affiliate of Lehman in connection with (i) financing provided by Lehman or an Affiliate of Lehman, the proceeds of which are applied in whole or in part to the repayment of the Loan in full, or (ii) any public offering or private placement of debt or equity securities of Borrower or an Affiliate of Borrower for which Lehman or an Affiliate of Lehman serves as lead manager, the proceeds of which are applied in whole or in part to the repayment of the Loan in full, shall be reduced by the amount of any Exit Fees paid by Borrower to Lender.

              (d) Other than as permitted pursuant to SECTION 2.4.2(A), all payments of principal of, and interest on, the Loan theretofore or at such time required to be paid shall have been paid and all other amounts theretofore or at such time required to be paid under the Loan Documents shall have been received by Lender (including, without limitation, all reasonable costs and expenses incurred by Lender in connection with such release).

              (e) Borrower shall submit to Lender, not less than ten (10) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate for each jurisdiction in which the Individual Property is located and reasonably satisfactory to Lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release.

              (f) Borrower shall have delivered an Officer's Certificate to Lender prior to the date such Individual Property is to be released from the Lien of the Mortgage thereon (and related Loan Documents) certifying, as of the date of such release, that (i) the conditions in this Section have been satisfied, with detailed calculations indicating the derivation of the amounts then payable in connection with such release pursuant to this SECTION 2.4.2, and (ii) the documentation delivered pursuant to SECTION 2.4.2.(E) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

              (g) Immediately prior to, and after giving effect to, the proposed release, no Event of Default shall have occurred and be continuing (other than as permitted pursuant to SECTION 2.4.2(A)).

              (h) Other than with respect to a release of the Lexington Property as permitted pursuant to the provisions of SECTION 2.4.2(A), after giving effect to such release the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages projected by Lender with respect to the twelve (12) full calendar months immediately following the release of such Individual Property shall be no less than the greater of (i) 1.16 (the "CLOSING DATE DEBT SERVICE COVERAGE RATIO") and (ii) the Debt Service Coverage Ratio for all of the Properties with respect to the twelve (12) full calendar months immediately prior to the date of such release.

              2.4.3 RELEASE ON PAYMENT IN FULL.2.4.3 Release on Payment in Full Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Liens of the Mortgages not theretofore released.

              SECTION 2.5  INTEREST.

              2.5.1 GENERALLY. Interest on the Loan and the Note shall accrue at the Applicable Interest Rate and shall be calculated in accordance with SECTION 2.6.2. Interest on the Loan shall be paid in arrears in monthly installments on the tenth (10th) day of each calendar month up to and including the Maturity Date, each of such payments to be calculated at the Applicable Interest Rate. The outstanding principal balance of the Loan together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. All amounts due under the Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

              2.5.2  DETERMINATION OF INTEREST RATE.

              (a) The rate or rates at which the outstanding principal amount of the Loan bears interest from time to time shall be referred to as the "APPLICABLE INTEREST RATE". The Applicable Interest Rate with respect to the Loan shall be: (i) LIBOR plus the Spread with respect to the applicable Interest Period for a Eurodollar Loan or (ii) the Prime Rate for a Prime Rate Loan if the Loan is converted to a Prime Rate Loan pursuant to the provisions of SECTION 2.5.2(B), (C) or (F).

              (b) Interest shall be charged and payable on the outstanding principal amount of the Loan at a rate PER ANNUM equal to the Applicable Interest Rate, but in no event to exceed the maximum rate permitted under applicable law. Subject to the terms and conditions of this SECTION 2.5.2, the Loan shall be a Eurodollar Loan and Borrower shall pay interest on the outstanding principal amount of the Loan at LIBOR plus the Spread for the applicable Interest Period. On or before each DSCR Calculation Date, Borrower shall deliver to Lender (i) such financial statements, appraisals and other materials as are necessary for Lender to calculate the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding such DSCR Calculation Date and (ii) Borrower's written suggestion of the Spread determined in accordance with this Agreement that is applicable for the Interest Period immediately following such DSCR Calculation Date. Provided that Borrower shall have complied with the requirements of the immediately preceding sentence with respect to the related DSCR Calculation Date, Lender shall, no later than the first Business Day of the calendar month immediately following such DSCR Calculation Date, notify Borrower by telephone as to the Spread determined in accordance with this Agreement that is applicable for the

Interest Period immediately following such DSCR Calculation Date. Notwithstanding the foregoing, (A) as of the Closing Date, Borrower shall have delivered to Lender such financial statements, appraisals and other materials as are necessary for Lender to calculate the Debt Service Coverage Ratio with respect to the twelve (12) full months immediately preceding August 1, 1997 together with Borrower's suggestion of the Spread determined in accordance with this Agreement to be applicable for the period from the Closing Date through and including October 9, 1997 and Lender shall establish the Spread with respect to such period as of the Closing Date and (B) the Spread with respect to the period described in clause (A) above or any Interest Period as established pursuant to this SECTION 2.5.2(B) shall be redetermined by Lender in accordance with this Agreement in connection with any Subsequent Advance made during such period or Interest Period and such redetermined Spread shall be effective as of the related Subsequent Advance Closing Date through the end of the applicable Interest Period. Any change in the rate of interest hereunder due to a change in the Applicable Interest Rate shall become effective as of the opening of business on the first day on which such change in the Applicable Interest Rate shall become effective. Each determination by Lender of the Applicable Interest Rate shall be conclusive and binding for all purposes, absent manifest error.

              (c) In the event that Lender shall have determined (which determination shall be conclusive and binding upon Borrower absent manifest error) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the related outstanding Eurodollar Loan shall be converted, on the last day of the then current Interest Period, to a Prime Rate Loan. Until such notice has been withdrawn by Lender, no further Eurodollar Loans shall be made nor shall Borrower have the right to convert a Prime Rate Loan to a Eurodollar Loan.

              (d) If, pursuant to the terms of this Agreement, any portion of the Loan has been converted to a Prime Rate Loan and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and Borrower may elect to convert the Prime Rate Loan to a Eurodollar Loan by delivering to Lender written notice of such election no later than 12:00 p.m. (New York City Time), three (3) Working Days prior to the desired conversion date, which notice shall be irrevocable. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert a Eurodollar Loan to a Prime Rate Loan.

              (e) With respect to a Eurodollar Loan, all payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as "FOREIGN TAXES"), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico). If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.

              (f) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a Eurodollar Loan as contemplated hereunder, (i) the obligation of Lender hereunder to make a Eurodollar Loan or to convert a Prime Rate Loan to a Eurodollar Loan shall be canceled forthwith and (ii) any outstanding Eurodollar Loan shall be converted automatically to a Prime Rate Loan on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Eurodollar Loan hereunder. Lender's notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

              (g) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

    (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of LIBOR hereunder;

    (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

    (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender (except to the extent such additional amount has already been taken into account by the application of clause (b) of the definition of LIBOR set forth in
SECTION 1.1). If Lender becomes entitled to claim any additional amounts pursuant to this SECTION 2.5.2(G), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate
Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

              (h) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a Eurodollar Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Eurodollar Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the Eurodollar Loan on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the Eurodollar Loan hereunder and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Interest Rate from LIBOR plus the Spread to the Prime Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at LIBOR plus the Spread on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a Eurodollar Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "BREAKAGE COSTS"). This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

(i)  Lender shall not be entitled to claim compensation pursuant to this
SECTION 2.5.2 for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than the earlier of (i) ninety

(90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this SECTION 2.5.2, which statement shall be conclusive and binding upon all parties hereto absent manifest error, or (ii) any earlier date provided that Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within ninety (90) days after Lender received written notice of such change in law or circumstance.

              (j) Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Eurodollar Loan and to avoid or reduce any increased or additional costs payable by Borrower under this SECTION 2.5.2, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Eurodollar Loan or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (i) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (ii) would not be disadvantageous in any other respect to Lender as determined by Lender in its sole discretion.

              2.5.3 DEFAULT RATE. Upon the occurrence of a Default in the payment of any principal or interest due under the Loan Documents or an Event of Default, Lender shall be entitled to receive, and Borrower shall pay to Lender, interest on the entire outstanding principal balance of the Loan and, to the extent permitted by applicable law, on any other amounts due under the Loan Documents at the Default Rate. Interest at the Default Rate shall be computed from the occurrence of the Default in the payment of principal, interest or other sums due under the Loan Documents or the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due) or the cure of any other Event of Default. Interest at the Default Rate, to the extent permitted by applicable law, shall be added to the Debt and shall be secured by the Mortgages. This subsection, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

              SECTION 2.6  PAYMENTS AND COMPUTATIONS. ONS

              2.6.1 MAKING OF PAYMENTS   Each payment by Borrower hereunder
or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 1:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Notwithstanding the foregoing, all payments made in connection with the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) pursuant to SECTION 2.4.2 or the payment in full of the Loan and all other amounts due and payable under the Loan Documents shall be made in funds settled through the New York Clearing House Interbank Payment System or other funds immediately available to Lender by 4:00 p.m., New York City time, to such account as Lender may designate. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Working Day, such payment shall be made on the immediately preceding Working Day.

              2.6.2 COMPUTATIONS.   Interest payable hereunder or under the
Note by Borrower shall be calculated on the basis of the actual number of days elapsed in a three hundred sixty (360) day year.

              2.6.3 LATE PAYMENT CHARGE   If any principal, interest or any
other sums due under the Loan Documents is not paid by Borrower within five
(5) days of the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents.

              III.   CONDITIONS PRECEDENTENT
                     -----------------------

              SECTION 3.1  CONDITIONS PRECEDENT TO INITIAL ADVANCE.

              The obligation of Lender to make the Initial Advance hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

              (a)  REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH
CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

              (b) LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

         (c)  DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES.

              (i) MORTGAGES, ASSIGNMENTS OF LEASES, ASSIGNMENTS OF AGREEMENTS. Lender shall have received from each Individual Borrower fully executed and acknowledged counterparts of the Mortgages, the Assignments of Leases and Assignments of the Agreements relating to each of the Properties and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon such Properties, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from each Individual Borrower fully executed counterparts of the Environmental Indemnity, the Assignments of Management Agreement relating to each of the Properties, and the Assignments of Franchise Agreements relating to each of the Properties.

              (ii) TITLE INSURANCE. Lender shall have received Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (A) provide coverage in amounts satisfactory to Lender, (B) insure Lender that the relevant Mortgage creates a valid Lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as Lender may reasonably request, and (D) name Lender as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid or will be paid from the proceeds of the Initial Advance simultaneously with the closing of the Initial Advance.

              (iii) SURVEY. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form, scope and substance satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM

Land Title Surveys. The survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) shall be added to each survey:
2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Individual Property referred to in clause (ii) above and shall include, among other things, a metes and bounds description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance reasonably acceptable to Lender.

              (iv) INSURANCE. Lender shall have received valid binders and certificates of insurance for the policies of insurance required hereunder, all satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period. Borrower shall deliver to Lender copies of such policies of insurance no later than fifteen (15) days after the Closing Date, which policies shall be satisfactory to Lender in its sole discretion.

              (v) ENVIRONMENTAL REPORTS. Lender shall have received a Phase I environmental report in respect of each Individual Property, which Phase I environmental report shall include, among other things, the results of testing for the presence of asbestos, lead paint and radon gas, in each case satisfactory to Lender. Lender shall have received a Phase II environmental report and the results of other environmental investigations in respect of each Individual Property if such Phase II environmental report or other environmental investigation is recommended in the Phase I environmental report or by Lender's environmental consultant, each such Phase II environmental report or such results of other environmental investigations to be satisfactory to Lender.

              (vi) ZONING; COMPLIANCE WITH LAWS. Evidence, in form and substance satisfactory to Lender, confirming that each Individual Property and the use thereof is in full compliance with the applicable Legal Requirements with respect to zoning, subdivision, building, environmental protection, toxic waste, asbestos and all other Legal Requirements. Such evidence shall include any and all certificates, licenses, permits, approvals or consents therefor and, in addition, if required by Lender an opinion of Borrower's counsel or architect as to the foregoing, including certificates of occupancy or their legal equivalents permitting the use and occupancy of each Individual Property as a hotel. Such evidence shall be based upon Borrower's title to each Individual Property and shall not depend upon easements or other similar interests unless disclosed in writing to Lender and approved by Lender.

              (vii) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected Lien of the requisite priority as of the Closing Date with respect to each Mortgage in the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

              (d) RELATED DOCUMENTS. Each additional document not specifically referenced in this SECTION 3.1, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

              (e) DELIVERY OF ORGANIZATIONAL DOCUMENTS. Borrower shall deliver or cause to be delivered to Lender copies certified by the related Individual Borrower or the appropriate public filing office, as designated by Lender, of all organizational documentation related to each Individual Borrower and its general and limited partners or members, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business of such Persons, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates, all in form and substance satisfactory to Lender in its sole discretion.

              (f) OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions of Borrower's counsel with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance satisfactory to Lender in its reasonable discretion; provided, however, that Lender shall not require an Insolvency Opinion other than as may be required pursuant to SECTION 3.2(M) or SECTION 9.1.

              (g) BUDGETS. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year and, if available, for Fiscal Year 1998.

              (h) BASIC CARRYING COSTS. Borrower shall have paid all Basic Carrying Costs relating to each of the Properties which are in arrears, including without limitation, (i) accrued but unpaid insurance premiums relating to each of the Properties, (ii) currently due Taxes (including any in arrears) relating to each of the Properties, and (iii) currently due Other Charges relating to each of the Properties, which amounts shall be funded with proceeds of the Loan.

              (i) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

              (j) PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid or shall be paid or established from the proceeds of the Initial Advance simultaneously with the closing of the Initial Advance.

              (k) ENGINEERING REPORTS. Lender shall have received a structural engineering report with respect to each Individual Property, which report shall include, among other things, an analysis of deferred maintenance and ongoing capital expenditure reserve requirements with respect to such Individual Property and shall be satisfactory in form and substance to Lender.

              (l) FINANCIAL AND OPERATING STATEMENTS. Lender shall have received financial statements for each Individual Property, audited by a certified public accounting firm acceptable to Lender, for Fiscal Years 1994 and 1995, if available, and for Fiscal Year 1996 and unaudited financial statements for each Individual Property for the portion of Fiscal Year 1997 elapsed as of the Closing Date, all such financial statements to be prepared in accordance with procedures, and in form and substance, satisfactory to

Lender. Lender shall have received operating statements for each Individual Property, verified by a certified public accounting firm acceptable to Lender, for each Individual Property for Fiscal Years designated by Lender and a current trailing twelve (12) month operating statement for each Individual Property.

              (m) UTILITY SERVICES AND PARKING. Lender shall have received evidence satisfactory to Lender that each Individual Property is served by all public utilities and contains adequate parking necessary or convenient for the full use and enjoyment of such Individual Property.

              (n) CREDIT REPORTS AND SEARCHES. Lender shall have received such credit reports, references, UCC and judgment searches and other information with respect to each Individual Borrower and their respective principals, general and limited partners or members and the Managers, as Lender may request, all of which shall be satisfactory in form and substance to Lender.

              (o) EQUIPMENT LEASES. Lender shall have received copies of all equipment leases and leases of personal property in effect as of the Closing Date with respect to each Individual Property, each of which shall be certified by Borrower and satisfactory to Lender.

              (p) UNDERLYING ASSET DOCUMENTATION. Lender shall have received a copy of each deed conveying each Individual Property to Borrower, each of which shall be satisfactory in form and substance to Lender in its sole discretion.

              (q) ESTOPPEL CERTIFICATES. Borrower shall have delivered to Lender an estoppel certificate executed by the tenant under each of the Leases listed on SCHEDULE IV demising ten percent (10%) or more of the rentable square footage of the portion of each related Individual Property made available for lease and under such other Leases listed on SCHEDULE IV as shall be necessary for Lender to have received estoppel certificates from tenants under Leases listed on SCHEDULE IV demising a total of no less than seventy percent (70%) of the rentable square footage of each related Individual Property made available for lease. All such estoppel certificates shall be in form and substance satisfactory to Lender. Notwithstanding the foregoing, Borrower shall not be required to deliver such estoppel certificates with respect to any Individual Property having no space made available for lease other than pursuant to one or more Minor Leases.

              (r) LEASES AND RENT ROLLS. Lender shall have received certified copies of all Leases, each of which shall be satisfactory to Lender. Lender shall have received a current certified rent roll of each Individual Property (i) listing each and every Lease with respect to such Individual Property by the names of all tenants and square footage or other identification of space leased, (ii) listing the monthly rental and all other charges payable under each Lease and the date to which such rental and other charges have been paid, (iii) listing the term of each Lease, the date of occupancy and the date of expiration, (iv) setting forth any rent arrears and amounts taken in settlement of outstanding arrears, (v) listing any collections of rent for more than one (1) month in advance, (vi) describing any material special provision, concession or inducement granted to the tenant under each Lease and (vii) setting forth such other information as is reasonably requested by Lender. Each such rent roll shall be satisfactory in form and substance to Lender.

              (s) SUBORDINATION AND ATTORNMENT. Lender shall have received appropriate instruments acceptable to Lender subordinating all of the Leases affecting the Properties designated by Lender to the Mortgage, except such Leases as Lender may specifically require to be superior to the Mortgage and such Leases that contain self-executing subordination provisions acceptable to Lender. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any tenant under a Lease that does not provide for such attornment by its terms.

              (t) DEBT SERVICE COVERAGE RATIO AND LTV RATIO. The Debt Service Coverage Ratio projected by Lender for the twelve (12) month period immediately following the Closing Date shall be no less than 1.15 and the LTV Ratio as of the Closing Date shall be no more than sixty-five percent (65%).

              (u)  TAX  LOT.   Lender  shall  have  received   evidence  that
 each   Individual   Property constitutes a separate tax lot, which evidence
shall be satisfactory in form and substance to Lender.

              (v) MANAGEMENT AGREEMENT. Lender shall have received a certified copy of the Management Agreement with respect to each Individual Property satisfactory in form and substance to Lender. Each Manager and the related Individual Borrower shall have executed and delivered to Lender an Assignment of Management Agreement with respect to each Management Agreement for each Individual Property.


              (w) FRANCHISE AGREEMENT. Lender shall have received a certified copy of the Franchise Agreement with respect to each Individual Property satisfactory in form and substance to Lender. The related Franchisor shall have executed and delivered to Lender a Franchisor Recognition Agreement with respect to each Franchise Agreement for each Individual Property.

              (x) ADDITIONAL DOCUMENTATION. Lender shall have received any additional reports, documentation, site inspections, title insurance, property, casualty and liability insurance reviews, surveys and other due diligence items customarily requested by Lender in connection with the origination of mortgage loans comparable to the Loan and any other information that Lender may deem appropriate in order to comply with Lender's due diligence procedures.

              (y) LOAN FEE AND TRANSACTION COSTS. Borrower shall have paid Lender a fee in consideration of the underwriting and origination of the Initial Advance in the amount of one percent (1%) of the Initial Advance. Borrower shall have paid or reimbursed Lender for all costs and expenses in connection with the origination of the Loan and the Initial Advance, including, without limitation, the reasonable fees and disbursements of Lender's New York and local counsel, the costs of all appraisals and engineering and environmental reports, all title insurance premiums, all survey charges, any mortgage, documentary stamp and intangible taxes, all recording charges, any brokerage fees and commissions, any auditor's fees, any initial fees and expenses of Servicer and any initial fees and expenses for the establishment of the Lockbox Account, the Cash Collateral Account or any escrow or reserve account established pursuant to the Loan Documents.

              (z) MATERIAL ADVERSE CHANGE. The income and expenses of each Individual Property, the financial statements of Borrower, the occupancy rate, Leases and rent roll with respect to each Individual Property and all other features of the transaction shall be as represented to Lender and all documents and communications delivered to Lender in order to induce Lender to make the Loan or the Initial Advance shall be without material adverse change and Lender shall have received an Officer's Certificate as to the foregoing. No portion of any Individual Property shall have been damaged and not repaired to Lender's satisfaction unless a reserve or other provision for repair of such damage satisfactory to Lender has been established or made. No portion of any Individual Property shall have been taken in condemnation or other similar proceeding. No condemnation or other similar proceeding shall be pending that may materially and adversely affect any Individual Property or for which reserves or other provisions for restoration of the affected Individual Property satisfactory to Lender in its sole discretion have not been established. No structural change in the physical condition of any portion of any Individual Property shall have occurred since the date of the related structural engineering report delivered to Lender. None of Borrower, Borrower's general or limited partners or members or other Person directly or indirectly in control of, or controlled by, Borrower (other than a Non-CapStar Person with respect to which a nonconsolidation opinion reasonably satisfactory to Lender has been delivered to Lender) or tenants under any Leases deemed by Lender to be material to the security for the Loan or guarantors of any such Leases shall be the subject of any bankruptcy, reorganization or insolvency proceeding. No Individual Borrower or general or limited partner or member of any Individual Borrower (other than a Non-CapStar Person with respect to which a nonconsolidation opinion reasonably satisfactory to Lender has been delivered to Lender) shall be in default under any loan or financing provided to such Individual Borrower, general or limited partner or member, other than defaults under equipment lease financings or resulting from the failure to pay trade payables, which financings or trade payables are being disputed in good faith and do not exceed One Hundred Thousand and No/100 Dollars ($100,000) in the aggregate. No asbestos or other hazardous substances shall have been discovered at any Individual Property other than as disclosed in the related Phase I environmental report delivered to Lender and, if applicable, Phase II environmental report delivered to Lender, unless provisions for the remediation of such asbestos or other hazardous substances satisfactory to Lender in its sole discretion have been made.

              SECTION 3.2 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES INVOLVING ADDITIONAL PROPERTIES.

              The obligation of Lender to make any Subsequent Advance hereunder in connection with which any Additional Property is to be added as security for the Loan is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Subsequent Advance Closing Date with respect to such Subsequent Advance:

              (a) SUBSEQUENT ADVANCE REQUEST. Lender shall have received a Subsequent Advance Request in accordance with SECTION 2.1.4(B).

              (b) REPRESENTATIONS AND WARRANTIES; DEFAULTS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the related Subsequent Advance Closing Date with respect to Borrower, any Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance, the Properties and each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance with the same effect as if made on and as of such date, no Default or Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each Loan Document on Borrower's part to be observed or performed. Lender shall have received an Officer's Certificate confirming the foregoing and the representations and warranties set forth herein with respect to Borrower, any Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance, the Properties, any Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance or the Loan and containing such other representations and warranties with respect to any Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance and any Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance as Lender may reasonably require, such certificate to be in form and substance satisfactory to Lender.

         (c)  ASSUMPTION AND MODIFICATION OF EXISTING LOAN DOCUMENTS.

              (i) If an Additional Borrower is to acquire title to any Additional Property to be added as security for the Loan in connection with such Subsequent Advance, (A) such Additional Borrower shall have executed, acknowledged and delivered to Lender an assumption agreement, satisfactory in form and substance to Lender in its sole discretion, pursuant to which, among other things, such Additional Borrower shall assume, jointly and severally, the Loan and all obligations of Borrower pursuant to the Note, this Agreement and the other Loan Documents, (B) such Additional Borrower and each Individual Borrower shall execute and deliver to Lender the Contribution Agreement or an amendment to the Contribution Agreement adding such Additional Borrower as a party thereto, as applicable, which Contribution Agreement or amendment shall be satisfactory in form and substance to Lender in its sole discretion, and (C) such Additional Borrower and/or each Individual Borrower shall execute, acknowledge and deliver to Lender any other document or instrument that Lender may require in connection with such Additional Borrower's assumption of the Loan and the Loan Documents.

              (ii) Borrower shall have executed, acknowledged and delivered to Lender (i) an amendment to this Agreement setting forth the information contained on SCHEDULE I-VII hereto with respect to any Additional Property to be added as security for the Loan in connection with such Subsequent Advance; (ii) any modification or amendment to any existing Mortgage or Assignment of Leases encumbering any Individual Property as of the Subsequent Advance Closing Date or any notice of such Subsequent Advance that Lender reasonably determines is necessary or advisable to ensure that such Mortgage or Assignment of Leases secures such Subsequent Advance and evidence that counterparts of such modification, amendment or notice have been delivered to the title company for recording and (iii) any other modification, amendment or supplement to this Agreement or the other Loan Documents that Lender may require in connection with such Subsequent Advance and the related addition of any Additional Property as security for the Loan, which modification, amendment or supplement does not modify or amend any material term of any Loan Document in a manner that has a material adverse effect on Borrower unless such modification, amendment or supplement is required due to the failure of any Individual Borrower, such Additional Borrower, any Individual Property or any such Additional Property to fulfill the conditions set forth in this SECTION 3.2.

              (d) ADDITIONAL LOAN DOCUMENTS. An Individual Borrower or an Additional Borrower shall have acquired title to any Additional Property to be added as security for the Loan in connection with such Subsequent Advance and such Individual Borrower or Additional Borrower shall have executed, acknowledged and delivered to Lender (i) a Mortgage, an Assignment of Leases and one or more UCC-1 Financing Statements with respect to each such Additional Property and evidence that counterparts of such Mortgage, Assignment of Leases and UCC-1 Financing Statements have been delivered to the title company for recording or filing, as applicable, so as to effectively create upon such recording valid and enforceable Liens upon such Additional Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents; (ii) an Environmental Indemnity with respect to each such Additional Property and (iii) any other additional document that Lender may reasonably require with respect to the addition of each Additional Property as security for the Loan in connection with such Subsequent Advance. If an Additional Borrower shall have acquired title to the Lexington Property or the Austin Property and such Additional Property is to be added as security for the Loan in connection with such Subsequent Advance, such Additional Borrower shall have executed and delivered to Lender a pledge of all of such Additional Borrower's direct or indirect interest in the Individual Borrower known as BA Parkway Associates II, L.P., which pledge shall be satisfactory in form and substance to Lender in its sole discretion and shall constitute a Loan Document.

              (e) TITLE INSURANCE. Lender shall have received (i) any "tie-in" or similar endorsement to each such Title Insurance Policy available with respect to any Title Insurance Policy insuring the Lien of any Mortgage encumbering an Additional Property delivered to Lender in connection with such Subsequent Advance and (ii) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title

Insurance Policy) insuring the Lien of any Mortgage encumbering an Additional Property delivered to Lender in connection with such Subsequent Advance, issued by a title company acceptable to Lender and dated as of the Subsequent Advance Closing Date, with reinsurance and direct access agreements acceptable to Lender, which reinsurance agreements shall not include any exception for creditors' rights if such exception may be omitted by the issuer of such reinsurance agreements. Such Title Insurance Policies shall
(1) provide coverage in an amount equal to the amount of the Release Amount of the related Additional Property if the tie-in or similar endorsement described above is available, or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the Release Amount of the related Additional Property, (2) insure Lender that the relevant Mortgage creates a valid lien on such Additional Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as Lender may reasonably request, and
(4) name Lender as the insured. Such Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such endorsements, modifications and Title Insurance Policies have been paid or will be paid from the proceeds of such Subsequent Advance simultaneously with the closing of such Subsequent Advance.

              (f) SURVEY. Lender shall have received a current title survey for each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance, certified to the title company and Lender and their successors and assigns, in form and substance satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The Survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) shall be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Additional Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Additional Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance reasonably acceptable to Lender.

              (g) INSURANCE. Lender shall have received valid binders and certificates of insurance for the policies of insurance required hereunder with respect to each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance, all satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period. Borrower shall deliver to Lender copies of such policies of insurance no later than fifteen (15) days after the Subsequent Advance Closing Date with respect to such Subsequent Advance, which policies shall be satisfactory to Lender in its sole discretion.

              (h) ENVIRONMENTAL REPORTS. Lender shall have received a Phase I environmental report in respect of each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance, which Phase I environmental report shall include, among other things, the results of testing for the presence of asbestos, lead paint and radon gas, in each case satisfactory to Lender. Lender shall have received a Phase II environmental report and the results of other environmental investigations in respect of each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance if such Phase II environmental report or other environmental investigation is recommended in the Phase I environmental report or by Lender's environmental consultant, each such Phase II environmental report or such results of other environmental investigations to be satisfactory to Lender.

              (i) ZONING; COMPLIANCE WITH LAWS. Evidence, in form and substance satisfactory to Lender, confirming that each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance and the use thereof is in full compliance with the applicable Legal Requirements with respect to zoning, subdivision, building, environmental protection, toxic waste, asbestos and all other Legal Requirements. Such evidence shall include any and all certificates, licenses, permits, approvals or consents therefor and, in addition, if required by Lender an opinion of Borrower's counsel or architect as to the foregoing, including certificates of occupancy or their legal equivalents permitting the use and occupancy of each such Additional

Property as a hotel. Such evidence shall be based upon title to each such Additional Property held by the related Individual Borrower or Additional Borrower and shall not depend upon easements or other similar interests unless disclosed in writing to Lender and approved by Lender.

              (j) ENCUMBRANCES. The applicable Individual Borrower or Additional Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected Lien of the requisite priority as of the Subsequent Advance Closing Date with respect to each Mortgage encumbering an Additional Property to be delivered in connection with such Subsequent Advance, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

              (k) RELATED DOCUMENTS. Each additional document not specifically referenced in this SECTION 3.2, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

              (l) ORGANIZATIONAL DOCUMENTS. (i) Each Individual Borrower shall deliver or cause to be delivered to Lender updates or confirmations as to continued effectiveness without modification, certified by such Individual Borrower or the appropriate filing office, as designated by Lender, of all organizational documentation related to such Individual Borrower and its general and limited partners or members, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business of such Persons delivered to Lender in connection with the Initial Advance and such additional organizational and authorizing documentation as Lender may request in its sole discretion pertaining to the Subsequent Advance including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions and taking into consideration any Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance, resolutions authorizing the entering into of the Subsequent Advance and any related documentation and incumbency certificates, all in form and substance satisfactory to Lender in its reasonable discretion and (ii) if an Additional Borrower is to acquire title to any Additional Property to be added as security for the Loan in connection with such Subsequent Advance, such Additional Borrower (other than the Additional Borrower holding title to the Lexington Property) shall be a newly-formed entity and such Additional Borrower shall comply with the terms and provisions of SECTION 4.1(FF) and shall deliver or cause to be delivered to Lender copies certified by such Additional Borrower or the appropriate public filing office, as designated by Lender, of all organizational documentation related to such Additional Borrower and its general and limited partners or members, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business of such Persons, as Lender may request in its reasonable discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the assumption of the Loan and the other transactions contemplated by this Agreement and incumbency certificates, all in form and substance satisfactory to Lender in its sole discretion. If the Lexington Property is to be added as security for the Loan in connection with such Subsequent Advance, the limited partnership interest in BA Parkway Associates II, L.P. held by CapStar Lexington Company, L.L.C., as nominee, may be transferred to the Additional Borrower holding title to the Lexington Property, provided that all documentation with respect to such transfer shall be satisfactory in form and substance to Lender in its sole discretion, all requirements with respect to such Additional Borrower set forth in this SECTION 3.2(L) shall be satisfied and BA Parkway Associates II, L.P. and its general and limited partners shall continue to comply with the terms and provisions of SECTION 4.1(FF) after the consummation of such transfer.

              (m) OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions of Borrower's counsel, which counsel shall be reasonably acceptable to Lender, with respect to due execution, authority, enforceability of any of the documents described in clauses (c) and (d) above and such other matters as Lender may reasonably require in connection with the Subsequent Advance, all such updates and opinions in form, scope and substance customary for rated transactions and satisfactory to Lender in its reasonable discretion; provided, however, that Lender shall not require an Insolvency Opinion other than as may be required to address certain concerns with respect to the partners, members or other Affiliates of an Additional Borrower acquiring title to an Additional Property to be added as security for the Loan in connection with such

Subsequent Advance, which partners, members or other Affiliates are not Affiliates of CapStar Hotel Company, or as may be required pursuant to
SECTION 9.2.

              (n) GROUND LEASE. If any portion of an Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance is a leasehold interest, (i) the related Ground Lease shall be satisfactory in form and substance to Lender or Borrower shall obtain such amendments or modifications to such Ground Lease and such nondisturbance or other agreements from the lessor under such Ground Lease that Lender shall deem necessary or advisable in order for the leasehold interest pursuant to such Ground Lease to constitute acceptable collateral for the Loan and (ii) Borrower shall have delivered to Lender an estoppel certificate from the lessor under such Ground Lease, which estoppel certificate shall be satisfactory in form and substance to Lender.

              (o) BUDGETS. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year and, if available, for the succeeding Fiscal Year.

              (p) BASIC CARRYING COSTS. Borrower shall have paid all Basic Carrying Costs relating to each of the Properties and each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance which are in arrears, including without limitation, (i) accrued but unpaid insurance premiums with respect to each of the Properties and each Additional Property to be added as an Individual Property in connection with such Subsequent Advance, (ii) currently due Taxes (including any in arrears) relating to each of the Properties and each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance and (iii) currently due Other Charges relating to each of the Properties and each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance, which amounts shall be funded with proceeds of the Subsequent Advance.

              (q) ESCROWS. Borrower shall make such additional deposits to the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Capital Expenditures Reserve Fund, and the Ground Lease Escrow Fund, if applicable, as required pursuant to the terms and provisions of the Agreement with respect to each Additional Property to be encumbered by a Mortgage in connection with such Subsequent Advance, which amounts may be funded from the proceeds of such Subsequent Advance.

              (r) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with such Subsequent Advance contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

              (s) PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Subsequent Advance Closing Date with respect to such Subsequent Advance shall have been paid or shall be paid or established from the proceeds of such Subsequent Advance simultaneously with the closing of such Subsequent Advance.

              (t) ENGINEERING REPORTS. Lender shall have received a structural engineering report with respect to each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, which report shall include, among other things, an analysis of deferred maintenance and ongoing capital expenditure reserve requirements with respect to such Additional Property and shall be satisfactory in form and substance to Lender.

              (u) FINANCIAL AND OPERATING STATEMENTS. Lender shall have received (i) financial statements for each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, audited by a certified public accounting firm acceptable to Lender, for the two (2) completed Fiscal Years occurring two (2) and three (3) years prior to the Subsequent Advance Closing Date with respect to such Subsequent Advance, if available, and for the completed Fiscal Year immediately prior to the Subsequent Advance Closing Date with respect to such Subsequent Advance and
(ii) unaudited financial statements for each such Additional Property for the portion of the current Fiscal Year elapsed as of such Subsequent Advance Closing Date, all such financial statements described in clauses (i) and (ii) to be prepared in accordance with procedures, and in form and substance, satisfactory to Lender. Lender shall have received operating statements for each such Additional Property, verified by a certified public accounting firm acceptable to Lender, for each such Additional Property for Fiscal Years designated by Lender and a current trailing twelve (12) month operating statement for each such Additional Property.

              (v) UTILITY SERVICES AND PARKING. Lender shall have received evidence satisfactory to Lender that each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance is served by all public utilities and contains adequate parking necessary or convenient for the full use and enjoyment of such Additional Property.

              (w) CREDIT REPORTS AND SEARCHES. Lender shall have received such credit reports, references, UCC and judgment searches and other information with respect to each Individual Borrower and any Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance and their respective principals, general and limited partners or members, and the Managers as lender may request, all of which shall be satisfactory in form and substance to Lender.

              (x) EQUIPMENT LEASES. Lender shall have received copies of all equipment leases and leases of personal property in effect as of the Closing Date with respect to each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, each of which shall be certified by Borrower and satisfactory to Lender.

              (y) UNDERLYING ASSET DOCUMENTATION. Lender shall have received a copy of each deed conveying each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance to an Individual Borrower or an Additional Borrower, as applicable, each of which shall be satisfactory in form and substance to Lender in its sole discretion.

              (z) ESTOPPEL CERTIFICATES. Borrower shall have delivered to Lender an estoppel certificate executed by the tenant under each of the Leases of space at each

Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance demising ten percent (10%) or more of the rentable square footage of the portion of each such Additional Property made available for lease and under such other Leases of space at each such Additional Property as shall be necessary for Lender to have received estoppel certificates from tenants under Leases of space at each such Additional Property demising a total of no less than seventy percent (70%) of the rentable square footage of each such Additional Property made available for lease. All such estoppel certificates shall be in form and substance satisfactory to Lender.

              (aa) LEASES AND RENT ROLLS. Lender shall have received certified copies of all Leases of space at each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, each of which shall be satisfactory to Lender. Lender shall have received a current certified rent roll of each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance (i) listing each and every Lease with respect to such Additional Property by the names of all tenants and square footage or other identification of space leased, (ii) listing the monthly rental and all other charges payable under each Lease and the date to which such rental and other charges have been paid, (iii) listing the term of each Lease, the date of occupancy and the date of expiration,
(iv) setting forth any rent arrears and amounts taken in settlement of outstanding arrears, (v) listing any collections of rent for more than one
(1) month in advance, (vi) describing any material special provision, concession or inducement granted to the tenant under each Lease and (vii) setting forth such other information as is reasonably requested by Lender. Each such rent roll shall be satisfactory in form and substance to Lender.

              (bb) SUBORDINATION AND ATTORNMENT. Lender shall have received appropriate instruments acceptable to Lender subordinating all of the Leases affecting each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance designated by Lender to the related Mortgage, except such Leases as Lender may specifically require to be superior to the related Mortgage and such Leases that contain self-executing subordination provisions acceptable to Lender. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from any tenant under a Lease that does not provide for such attornment by its terms.

              (cc) DEBT SERVICE COVERAGE RATIO AND LTV RATIO. The Debt Service Coverage Ratio with respect to the Loan, including such Subsequent Advance, projected by Lender for the twelve (12) month period immediately following the Subsequent Advance Closing Date with respect to such Subsequent Advance shall be no less than 1.15 and the LTV Ratio as of such Subsequent Advance Closing Date shall be no more than sixty-five percent (65%).

              (dd) TAX LOT. Lender shall have received evidence that each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance constitutes a separate tax lot, which evidence shall be satisfactory in form and substance to Lender.

              (ee) MANAGEMENT AGREEMENT. Lender shall have received a certified copy of the Management Agreement with respect to each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance satisfactory in form and substance to Lender. Each Manager and the related Individual Borrower or Additional Borrower shall have executed and delivered to Lender an Assignment of Management Agreement with respect to each Management Agreement for each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance.

              (ff) FRANCHISE AGREEMENT. Lender shall have received a certified copy of the Franchise Agreement with respect to each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, satisfactory in form and substance to Lender. The related Franchisor shall have executed and delivered to Lender a Franchisor Recognition Agreement with respect to each Franchise Agreement for each such Additional Property.

              (gg) ADDITIONAL DOCUMENTATION. Lender shall have received any additional reports, documentation, site inspections, title insurance, property, casualty and liability insurance reviews, surveys and other due diligence items customarily requested by Lender in connection with the origination of mortgage loans comparable to the Loan and any other information that Lender may deem appropriate in order to comply with Lender's due diligence procedures with respect to such Subsequent Advance and each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance.

              (hh) LOAN FEE AND TRANSACTION COSTS. Borrower shall have paid Lender a fee in consideration of the underwriting and origination of such Subsequent Advance in the amount of one percent (1%) of such Subsequent Advance. Borrower shall have paid or reimbursed Lender for all costs and expenses in connection with such Subsequent Advance, including, without limitation, the reasonable fees and disbursements of Lender's New York and local counsel, the costs of all appraisals and engineering and environmental reports, all title insurance premiums, all survey charges, any mortgage, documentary stamp and intangible taxes, all recording charges, any brokerage fees and commissions and any auditor's fees.

              (ii) MATERIAL ADVERSE CHANGE. The income and expenses of each Individual Property and each Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance, the financial statements of Borrower and any Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance, the occupancy rate, Leases and rent roll with respect to each Individual Property and each such Additional Property and all other features of the Loan and such Subsequent Advance shall be as represented to Lender and all documents and communications delivered to Lender in order to induce Lender to make the Loan or such Subsequent Advance shall be without material adverse change and Lender shall have received an Officer's Certificate as to the foregoing. No portion of any Individual Property or Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance shall have been damaged and not repaired to Lender's satisfaction unless a reserve or other provision for repair of such damage satisfactory to Lender has been established or made. No portion of any Individual Property shall have been taken in condemnation or other similar proceeding. No condemnation or other similar proceeding shall be pending that may materially and adversely affect any Individual Property or Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance or for which reserves or other provisions for restoration of the affected Individual Property or Additional Property satisfactory to Lender in its sole discretion have not been established. No structural change in the physical condition of any portion of any Individual Property or Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance shall have occurred since the date of the related structural engineering report delivered to Lender other than alterations to an Individual Property or an Additional Property approved by Lender. No Individual Borrower, or Additional Borrower assuming the Loan and the Loan Documents in connection with such Subsequent Advance, general or limited partners or members of any Individual Borrower or any such Additional Borrower or other Person directly or indirectly in control of, or controlled by, any Individual Borrower or any such Additional Borrower (other than a Non-CapStar Person with respect to which a nonconsolidation opinion reasonably satisfactory to Lender has been delivered ), or tenants under any Leases deemed by Lender to be material to the security for such Subsequent Advance or the Loan or guarantors of any such Leases shall be the subject of any bankruptcy, reorganization or insolvency proceeding. No Individual Borrower or Additional Borrower assuming the Loan and the

Loan Documents in connection with such Subsequent Advance or general or limited partner or member of any Individual Borrower or any such Additional Borrower (other than a Non-CapStar Person with respect to which a nonconsolidation opinion reasonably satisfactory to Lender has been delivered to Lender) shall be in default under any loan or financing provided to such Individual Borrower, Additional Borrower, general or limited partner or member, other than defaults under equipment lease financings or resulting from the failure to pay trade payables, which financings or trade payables are being disputed in good faith and do not exceed One Hundred Thousand and No/100 Dollars ($100,000) in the aggregate. No asbestos or other hazardous substances shall have been discovered at any Individual Property or Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance other than as disclosed in the related Phase I environmental report delivered to Lender and, if applicable, Phase II environmental report delivered to Lender, unless provisions for the remediation of such asbestos or other hazardous substances satisfactory to Lender in its sole discretion have been made.

              (jj) LEXINGTON PROPERTY. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, if the Lexington Property is to be added as security for the Loan in connection with such Subsequent Advance, (i) the Lexington Property shall only secure the portion of the Loan consisting of the Release Amount for the Lexington Property, together with all interest thereon and all other sums (including the Exit Fee) payable to Lender with respect to such portion of the Loan or the Lexington Property, and the performance of all other obligations by the related Additional Borrower under the Loan Documents with respect to the Lexington Property only (such portion of the Loan, interest, other sums and obligations being hereinafter referred to collectively as the "LEXINGTON OBLIGATIONS"); (ii) the Loan Documents other than the Loan Documents with respect to the Lexington Property shall not secure the Lexington Obligations and (iii) a Default or Event of Default with respect to the Lexington Obligations shall constitute a Default or Event of Default, as applicable, under this Agreement and the other Loan Documents and a Default or Event of Default under this Agreement or any other Loan Documents, regardless of whether such Default or Event of Default shall have occurred with respect to the Lexington Obligations, shall constitute a Default or Event of Default, as applicable, under the Loan Documents with respect to the Lexington Property.

              SECTION 3.3 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES NOT INVOLVING ADDITIONAL PROPERTIES.

              The obligation of Lender to make any Subsequent Advance hereunder in connection with which no Additional Property is to be added as security for the Loan is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Subsequent Advance Closing Date with respect to such Subsequent Advance:

              (a) SUBSEQUENT ADVANCE REQUEST. Lender shall have received a Subsequent Advance Request in accordance with SECTION 2.1.4.(B).

              (b) REPRESENTATIONS AND WARRANTIES; DEFAULTS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the related Subsequent Advance Closing Date with respect to Borrower and the Properties with the same effect as if made on and as of such date, no Default or Event of Default shall have occurred and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each Loan Document on Borrower's part to be observed or performed. Lender shall have received an Officer's Certificate confirming the foregoing and the representations and warranties set forth herein with respect to Borrower and the Loan Document in connection with such Subsequent Advance, such certificate to be in form and substance satisfactory to Lender.

              (c) MODIFICATION OF EXISTING LOAN DOCUMENTS. Borrower shall have executed, acknowledged and delivered to Lender any modification or amendment to any existing Mortgage or Assignment of Leases encumbering any Individual Property as of the Subsequent Advance Closing Date or any notice of such Subsequent Advance that Lender reasonably determines is necessary or advisable to ensure that such Mortgage or Assignment of Leases secures such Subsequent Advance and evidence that counterparts of such modification, amendment or notice have been delivered to the title company for recording and any other modification, amendment or supplement to this Agreement or the other Loan Documents that Lender may require in connection with such Subsequent Advance.

              (d) TITLE INSURANCE. Lender shall have received any endorsement to or other modifications of, each Title Insurance Policy insuring the Lien of an existing Mortgage delivered in connection with any prior advance of the proceeds of the Loan as Lender determines is necessary or advisable to ensure the continued priority of the Lien of such existing Mortgage as amended or modified in connection with such Subsequent Advance and as security for the Loan, including such Subsequent Advance, and issued by a title company acceptable to Lender and dated as of the Subsequent Advance Closing Date, with reinsurance and direct access agreements acceptable to Lender, which reinsurance agreements shall not include any exception for creditors' rights if such exception may be omitted by the issuer of such reinsurance agreements. Lender also shall have received evidence that all premiums in respect of such endorsements and modifications have been paid or will be paid from the proceeds of such Subsequent Advance simultaneously with the closing of such Subsequent Advance.


              (e) RELATED DOCUMENTS. Each additional document not specifically referenced in Section 3.3, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

              (f) ORGANIZATIONAL DOCUMENTS. Each individual Borrower shall deliver or cause to be delivered to Lender updates or confirmations as to continued effectiveness without modification, certified by such Individual Borrower or the appropriate filing office, as designated by Lender, of all organizational documentation related to such Individual Borrower and its general and limited partners or members, as applicable, and/or the formation, structure, existence, good standing and/or qualification to do business of such Persons delivered to Lender in connection with the Initial Advance and such additional organizational and authorizing documentation as Lender may request in its sole discretion pertaining to the Subsequent Advance including, without limitation, resolutions authorizing the entering into of the Subsequent Advance and any related documentation and incumbency certificates, all in form and substance satisfactory to Lender in its reasonable discretion.

              (g) OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions of Borrower's counsel, which counsel shall be reasonably acceptable to Lender, with respect to due execution, authority, enforceability of any of the documents described in clause (c) above and such other matters as Lender may reasonably require in connection with the Subsequent Advance, all such updates and opinions in form, scope and substance customary for rated transactions and satisfactory to Lender in its reasonable discretion; provided, however, that Lender shall not require an Insolvency Opinion other than as may be required pursuant to SECTION 3.2(M) or SECTION 9.1.

              (h) BUDGETS. Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year and, if available, for the succeeding Fiscal Year.

              (i) BASIC CARRYING COSTS. Borrower shall have paid all Basic Carrying Costs relating to each of the Properties which are in arrears, including without limitation, (i) accrued but unpaid insurance premiums with respect to each of the Properties, (ii) currently due Taxes (including any in arrears) relating to each of the Properties and (iii) currently due Other Charges relating to each of the Properties, which amounts shall be funded with proceeds of the Subsequent Advance.

              (j) COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with such Subsequent Advance contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

              (k) PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Subsequent Advance Closing Date with respect to such

Subsequent Advance shall have been paid or shall be paid or established from the proceeds of such Subsequent Advance simultaneously with the closing of such Subsequent Advance.

              (l) CREDIT REPORTS AND SEARCHES. Lender shall have received such credit reports, references, UCC and judgment searches and other information with respect to each Individual Borrower and their respective principals, general and limited partners or members, and each Manager as lender may request, all of which shall be satisfactory in form and substance to Lender.

              (m) DEBT SERVICE COVERAGE RATIO AND LTV RATIO. The Debt Service Coverage Ratio with respect to the Loan, including such Subsequent Advance, projected by Lender for the twelve (12) month period immediately following the Subsequent Advance Closing Date with respect to such Subsequent Advance shall be no less than 1.15 and the LTV Ratio as of such Subsequent Advance Closing Date shall be no more than sixty-five percent (65%).

              (n) ADDITIONAL DOCUMENTATION. Lender shall have received any additional reports, documentation, site inspections, title insurance, property, casualty and liability insurance reviews, surveys and other due diligence items customarily requested by Lender in connection with the origination of mortgage loans comparable to the Loan and any other information that Lender may deem appropriate in order to comply with Lender's due diligence procedures with respect to such Subsequent Advance.

              (o) LOAN FEE AND TRANSACTION COSTS. Borrower shall have paid Lender a fee in consideration of the underwriting and origination of such Subsequent Advance in the amount of one percent (1%) of such Subsequent Advance. Borrower shall have paid or reimbursed Lender for all costs and expenses incurred in connection with such Subsequent Advance, including, without limitation, the reasonable fees and disbursements of Lender's New York and local counsel, the costs of all title insurance premiums, any mortgage, documentary stamp and intangible taxes, all recording charges, any brokerage fees and commissions and any auditor's fees.

              (p) MATERIAL ADVERSE CHANGE. The income and expenses of each Individual Property, the financial statements of Borrower, the occupancy rate, Leases and rent roll with respect to each Individual Property and all other features of the Loan and such Subsequent Advance shall be as represented to Lender and all documents and communications delivered to Lender in order to induce Lender to make the Loan or such Subsequent Advance shall be without material adverse change and Lender shall have received an Officer's Certificate as to the foregoing. No portion of any Individual Property shall have been damaged and not repaired to Lender's satisfaction unless a reserve or other provision for repair of such damage satisfactory to Lender has been established or made. No portion of any Individual Property shall have been taken in condemnation or other similar proceeding. No condemnation or other similar proceeding shall be pending that may materially and adversely affect any Individual Property or for which reserves or other provisions for restoration of the affected Individual Property satisfactory to Lender in its sole discretion have not been established. No structural change in the physical condition or any portion of any Individual Property or Additional Property to be encumbered with a Mortgage in connection with such Subsequent Advance shall have occurred since the date of the related structural engineering report delivered to Lender other than alterations to an Individual Property approved by Lender. No Individual Borrower, general or limited partners or members of any Individual Borrower or other Person directly or indirectly in control of, or controlled by, any Individual Borrower (other than a Non-CapStar Person with respect to which a nonconsolidation opinion reasonably satisfactory to Lender has been delivered to Lender), or tenants under any Leases deemed by Lender to be material to the security for such Subsequent Advance or the Loan or guarantors of any such Leases shall be the subject of any bankruptcy, reorganization or insolvency proceeding. No Individual Borrower or general or limited partner or member of any Individual Borrower (other than a Non-CapStar Person with respect to which a nonconsolidation opinion reasonably satisfactory to Lender has been delivered to Lender) shall be in default under any loan or financing provided to such Individual Borrower, general or limited partner or member, other than defaults under equipment lease financings or resulting from the failure to pay trade payables, which financings or trade payables are being disputed in good faith and do not exceed One Hundred Thousand and No/100 Dollars ($100,000) in the aggregate. No asbestos or other hazardous substances shall have been discovered at any Individual Property other than as disclosed in the related Phase I environmental report delivered to Lender and, if applicable, Phase II environmental report delivered to Lender, unless provisions for the remediation of such asbestos or other hazardous substances satisfactory to Lender in its sole discretion have been made.

              IV.  REPRESENTATIONS AND WARRANTIESTIES

              SECTION 4.1  BORROWER REPRESENTATIONS.

              Borrower represents and warrants as of the date hereof and as of the Closing Date that:

              (a) ORGANIZATION. Each Individual Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each Individual Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each Individual Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of each Individual Borrower is the ownership, management and operation of the Properties.

              (b) PROCEEDINGS. Each Individual Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of each Individual Borrower and constitute legal, valid and binding obligations of each Individual Borrower enforceable against each Individual Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

              (c) NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any Individual Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement or other agreement or instrument to which any Individual Borrower is a party or by which any Individual Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Individual Borrower or any Individual Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

              (d) LITIGATION. Except as otherwise set forth on SCHEDULE VII hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting any Individual Borrower or now pending or, to the best knowledge of Borrower, threatened against or affecting any of the Properties, which actions, suits or proceedings, if determined against any Individual Borrower or any of the Properties, would materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any of the Properties.

              (e) AGREEMENTS. No Individual Borrower is a party to any agreement or instrument or subject to any court order, judgment or other legal restriction which would materially and adversely affect Borrower or any of the Properties, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which any Individual Borrower or any of its Properties are bound, other than defaults under equipment lease financings or resulting from the failure to pay trade payables, which financings or trade payables are being disputed in good faith and do not exceed One Hundred Thousand and No/100 Dollars ($100,000) in the aggregate .

              (f) TITLE. Each Individual Borrower has good, marketable and insurable fee or leasehold, as applicable, title to the real property comprising part of the Individual

Property with respect to which such Individual Borrower has executed and delivered a Mortgage and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Mortgage intended to encumber any of the Properties, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting any of the Properties which are or, to the best of Borrower's knowledge after diligent inquiry, may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents, unless such claim is being contested by Borrower in accordance with SECTION 5.1(M).

              (g) NO BANKRUPTCY FILING. No Individual Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Individual Borrower's assets or property, and no Individual Borrower has knowledge of any Person contemplating the filing of any such petition against it.

              (h) FULL AND ACCURATE DISCLOSURE. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can foresee, would materially and adversely affect, any of the Properties or the business, operations or condition (financial or otherwise) of Borrower.

              (i) NO PLAN ASSETS. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

              (j) COMPLIANCE. Borrower and each of the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes, other than violations of Legal Requirements for which reserves or other provisions for the cure of such violations satisfactory to Lender in its sole discretion have been established. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would materially adversely affect the condition (financial or otherwise) or business of Borrower. There has not been committed by Borrower or, to the best knowledge of Borrower, any other Person in occupancy of, or involved with the operation or use of, the Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against any of the Properties or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

              (k) FINANCIAL INFORMATION. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Properties as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Properties or the operation thereof as hotels or the operation of any office space forming a part of the Properties, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

              (l) CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties, other than as disclosed to Lender in writing and approved by Lender.

              (m) FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

              (n) UTILITIES AND PUBLIC ACCESS. Each of the Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each of the Properties are located either in the public right-of-way abutting such Properties (which are connected so as to serve the Properties without passing over other property) or in recorded easements serving such Properties and such easements are set forth in the Title Insurance Policies. All roads necessary for the use of each of the Properties for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities, other than as disclosed to Lender in writing and approved by Lender.

              (o) NOT A FOREIGN PERSON. No Individual Borrower is a "foreign person" within the meaning of ss.1445(f)(3) of the Code.

              (p) SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of such Individual Property.

              (q) ASSESSMENTS. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor are there any contemplated improvements to any of the Properties that may result in such special or other assessments, other than as are currently being paid by Borrower in a timely manner or as otherwise disclosed to Lender in writing and approved by Lender.

               (r) ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Individual Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and no Individual Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

               (s) NO PRIOR ASSIGNMENT. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

               (t) INSURANCE. Borrower has obtained and has delivered to Lender valid binders and certificates of insurance for all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy, except as disclosed to Lender in writing and approved by Lender.

               (u) USE OF PROPERTIES. Each of the Properties is used exclusively for hotel and/or office purposes and other appurtenant and related uses including, but not limited to, restaurants and lounges.

               (v) CERTIFICATE OF OCCUPANCY; LICENSES. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits and any applicable liquor license required for the legal use, occupancy and operation of each of the Properties as a hotel or a hotel and office building, as applicable (collectively, the "LICENSES"), have been obtained and are in full force and effect. The Borrower shall keep and maintain all licenses necessary for the operation of each of the Properties as a hotel or a hotel and office building, as applicable. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

              (w) FLOOD ZONE. Except as set forth on the surveys of the Properties delivered to Lender, none of the Improvements on any of the Properties are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

              (x) PHYSICAL CONDITION. Except items for which reserves or other provisions for the correction thereof satisfactory to Lender in its sole discretion have been established or as otherwise disclosed to Lender in writing and approved by Lender, (i) each of the Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects;
(ii) there exists no structural or other material defects or damages in any of the Properties, whether latent or otherwise, and (iii) Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

              (y) INTENTIONALLY OMITTED.

              (z) LEASES. The Properties are not subject to any Leases other than the Leases described in SCHEDULE IV hereto. No Person has any possessory interest in any of the Properties or right to occupy the same other than pursuant to the provisions of the Leases. Except as set forth on SCHEDULE IV, the current Leases are in full force and effect and there are no defaults thereunder by Borrower or, to the best of Borrower's knowledge after diligent inquiry, any other party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder by Borrower or, to the best of Borrower's knowledge after diligent inquiry, any other party. Except as set forth on SCHEDULE IV, no Rent (including security deposits) has been paid more than one (1) month in advance of its due date. Except as set forth on SCHEDULE IV, all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received thereunder. Except as set forth on SCHEDULE IV, no tenant listed on SCHEDULE IV has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. Except as set forth on SCHEDULE IV, no tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No tenant under any Lease has any right or option for additional space in the Improvements. Except as disclosed in the Phase I and Phase II environmental reports with respect to the Properties delivered to Lender in connection with the Loan, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises (other than substances of the kind and in amounts ordinarily and customarily used or stored at similar properties for the purpose of cleaning or other maintenance or operations and used and stored in compliance with all Environmental Laws) nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

              (aa) INTENTIONALLY OMITTED.

              (bb) LOAN TO VALUE. The Loan is secured by interest in real property having a fair market value as of the date hereof at least equal to sixty-five percent (65%) of the original principal balance of the Loan.

              (cc) FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages encumbering the Properties have been paid, and, under current Legal Requirements, the Mortgages encumbering the Properties are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof) subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and to general principles of equity.

              (dd) MANAGEMENT AGREEMENTS. Each Management Agreement with respect to each Individual Property is in full force and effect and there is no default thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time and/or the giving of notice would constitute a default thereunder.

              (ee) FRANCHISE AGREEMENTS. The Franchise Agreement with respect to each Individual Property is in full force and effect and there is no default thereunder by the related Individual Borrower or, to the best of Borrower's knowledge, any other party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time and/or the giving of notice would constitute a default thereunder.

              (ff) SINGLE-PURPOSE. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

                   (i) Borrower and each Individual Borrower do not own and will not own any asset or property other than (A) the Properties, (B) incidental personal property necessary for the ownership or operation of the Properties and (C) an interest in one or more other Individual Borrowers.

                   (ii) Borrower and each Individual Borrower will not engage in any business other than the ownership, management and operation of the Properties and

Borrower and each Individual Borrower will conduct and operate its business as presently conducted and operated.

                   (iii) Borrower and each Individual Borrower will not enter into any contract or agreement with any Affiliate of any Individual Borrower, any constituent party of any Individual Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                   (iv) Borrower and each Individual Borrower have not incurred and will not incur any Indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation) other than (A) the Debt and (B) unsecured trade payables incurred by Borrower with respect to one or more of the Properties in the ordinary course of business and not outstanding for more than sixty (60) days and equipment leases entered into by Borrower with respect to one or more of the Properties in the ordinary course of business, which equipment leases shall require total payments in a calendar year not to exceed One Hundred Thousand and No/100 Dollars ($100,000) at any time. No Indebtedness other than the Debt may be secured (subordinate or PARI PASSU) by the Properties.

                   (v) No Individual Borrower has made or will make any loans or advances to any third party (including any Affiliate or constituent party), and no Individual Borrower shall acquire obligations or securities of its Affiliates.

                   (vi) Borrower represents and warrants that each Individual Borrower is solvent and covenants that each Individual Borrower will remain solvent and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                   (vii) Each Individual Borrower has done or caused to be done and will do all things necessary to observe partnership formalities and preserve its existence, and each Individual Borrower will not, nor will any Individual Borrower permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of such Individual Borrower or such Individual Borrower's general partner or managing member (or the general partner or managing member of such Individual Borrower's general partner or managing member if such Individual Borrower's general partner or managing member is a limited partnership or limited liability company) without the prior written consent of Lender.

                   (viii) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party and Borrower will file its own tax returns. Borrower shall maintain its books, records, resolutions and agreements as official records.

                   (ix) Each Individual Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Individual Borrower or any constituent party of such Individual Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and Borrower shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

                   (x) Each Individual Borrower covenants to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                   (xi)  No Individual Borrower or constituent   party will
seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of any Individual Borrower.

                   (xii) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person.

                   (xiii) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

                   (xiv) Each Individual Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other Person other than those of another Individual Borrower pursuant to the Loan Documents.

                   (xv) If an Individual Borrower is a limited partnership, each general partner is a corporation, limited partnership or limited liability company whose sole asset is its interest in such Individual Borrower and each general partner will at all times comply, and will cause such Individual Borrower to comply, with each of the representations, warranties, and covenants contained in this SECTION 4.1(FF) as if such representation, warranty or covenant was made directly by such general partner. If an Individual Borrower is a limited liability company, its managing member is a corporation, limited partnership or limited liability company whose sole asset is its interest in such Individual Borrower and the managing member will at times comply, and will cause such Individual Borrower to comply, with each of the representations, warranties, and covenants contained in this SECTION 4.1(FF) as if such representation, warranty or covenant was made directly by such managing member. If the general partner or managing member of an Individual Borrower is a limited partnership or limited liability company, each general partner or managing member thereof is a corporation, limited partnership or limited liability company whose sole asset is its interest in such general partner or managing member of such Individual Borrower and each general partner or managing member thereof will at all times comply, and will cause the general partner or managing member of such Individual Borrower to comply, with each of the representations, warranties and covenants contained in this Section 4.1(ff) as if such representation, warranty or covenant was made directly by such general partner.

                  (xvi) Each Individual Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "INDEPENDENT DIRECTOR") of each general partner or managing member of each Individual Borrower (or of each general partner or managing member of any such general partner or managing member that is a limited partnership or limited liability company) reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and may not have been at any time during the preceding five (5) years (A) a shareholder of, or an officer, director, partner or employee of, any Individual Borrower or any of their respective shareholders, subsidiaries or Affiliates, (B) a customer of, or supplier to, any Individual Borrower or any of their respective shareholders, subsidiaries or Affiliates, (C) a Person controlling or under common control with any such shareholder, partner supplier or customer, or (D) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of any other director of any

Individual Borrower. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                   (xvii) No Individual Borrower shall cause or permit the board of directors of any general partner or managing member of any Individual Borrower (or of any general partner or managing member of any such general partner or managing member that is a limited partnership or limited liability company) to take any of the following actions which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, shall require a vote of the board of directors of the general partner or managing member of such Individual Borrower, unless at the time of such action there shall be at least one member of such board of directors who is an Independent Director:

                                (A) File or consent to the filing of any
              bankruptcy, insolvency or reorganization case or proceeding; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally;

                                (B) Seek or consent to the appointment of a
              receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Individual Borrower or a substantial portion of its properties;

                                (C)     Make any  assignment  for the
              benefit  of such  Individual  Borrower's creditors;

                                (D) Amend the organizational documentation
              of such Individual Borrower or any general partner or managing member of such Individual Borrower in any manner that does not comply with each of the representations, warranties and covenants contained in this SECTION 4.1(FF) without the consent of Lender, or, after the Securitization, without

              (1) confirmation from each of the Rating Agencies rating the Securities that such amendment would not result in the qualification, withdrawal or downgrade of the initial ratings assigned in connection with the Securitization and (2) approval of such amendment by Lender; or

                                (E)     Take any action in furtherance of
              any of the foregoing. Section 4.2 Survival of Representations.

              Borrower agrees that all of the representations and warranties of Borrower or any Individual Borrower set forth in SECTION 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower or any Individual Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

              V.  AFFIRMATIVE COVENANTSNANTS

              SECTION 5.1  BORROWER COVENANTS. NTS

              From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

              (a) EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and its Properties. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep all of the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages encumbering such Properties. Borrower shall keep each of the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

              (b) TAXES AND OTHER CHARGES. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, that Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of SECTION 7.3 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to SECTION 7.3 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith;
(vi) such
proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

              (c) LITIGATION. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which would materially adversely affect Borrower's condition (financial or otherwise) or business or any of the Properties.

              (d) ACCESS TO PREMISES. Borrower shall permit agents, representatives and employees of Lender to inspect any of its Properties or any part thereof at reasonable hours upon reasonable advance notice.

              (e) NOTICE OF DEFAULT. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

              (f) COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

              (g) PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

              (h) INSURANCE BENEFITS. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any of the Properties, and Lender shall be reimbursed for any expenses incurred in connection therewith (including attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any of the Properties or any part thereof) out of such Insurance Proceeds.

              (i) FURTHER ASSURANCES; SUPPLEMENTAL MORTGAGE AFFIDAVITS. Borrower shall, at Borrower's sole cost and expense:

                   (A) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

                   (B) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                   (C) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any such Properties, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth on SCHEDULE I hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (y) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and
(ii) as of the date such supplemental affidavits are to be delivered to Lender, and (z) the amount of the Debt attributable to any such Individual Property (as set forth on SCHEDULE I hereto), and Borrower shall, on demand, pay any additional taxes.

              (j) FINANCIAL REPORTING. (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of each of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

                   (ii) Borrower shall furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's annual financial statements audited by a "Big Six" accounting firm or other independent certified public accountant acceptable to Lender in accordance with GAAP (or such other accounting basis acceptable to Lender) covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing statements of operations (profit and loss) and of cash flows for the Borrower and the Properties and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Gross Income from Operations and Operating Expenses and such other information and reports as Lender may reasonably request. Borrower's annual financial statements shall be accompanied by (A) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (B) an Officer's Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon and has been prepared in accordance with GAAP and (C) an unqualified opinion of a "Big Six" accounting firm or other independent certified public accountant reasonably acceptable to Lender. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                   (iii) Borrower shall furnish or cause to be furnished to Lender on or before forty-five (45) days after the end of each quarter of each Fiscal Year, Borrower's quarterly financial statements for such quarter covering the Properties on a combined basis as well as each Individual Property and containing statements of operations (profit and loss) and of cash flows for the Borrower and the Properties and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations of the Properties for such quarter and shall include but not be limited to, amounts representing Gross Income from Operations and Operating Expenses for such quarter and such other information and reports as Lender may reasonably request. Borrower's quarterly financial statements shall be accompanied by (A) a comparison of the budgeted income and expenses and the actual income and expenses for the prior quarter; (B) updated occupancy statements and rent rolls for the Properties for the subject quarter (including an average daily rate statement and any franchise inspection reports received by Borrower during the subject quarter) and (C) an Officer's Certificate stating that each such quarterly statement, occupancy statement and rent roll presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon on a combined and individual property basis (subject to normal year-end adjustments).

                   (iv) Borrower shall furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar month the following items, accompanied by an Officer's Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined and individual property basis (subject to normal year-end adjustments) as applicable: (A) occupancy reports and rent rolls for the Properties for the subject month; (B) monthly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar month, noting Gross Income from Operations and Operating Expenses and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender and (C) a calculation reflecting the Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month. In addition, the Officer's Certificate accompanying such items shall include a certification that the representations and warranties of Borrower and each Individual Borrower set forth in SECTION 4.1(FF)(IV) are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days other than trade payables being disputed in good faith, which disputed trade payables do not exceed One Hundred Thousand and No/100 Dollars ($100,000) in the aggregate.

              (v) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender.

              (l) BUSINESS AND OPERATIONS. Borrower shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of each of the Properties. Borrower shall qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of each of the Properties.

              (m) TITLE TO THE PROPERTIES. Borrower shall warrant and defend
(i) the title to each of the Properties and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Notwithstanding the foregoing, after prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any claim for payment for work, labor or materials affecting any of the Properties which may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents, provided that (i) no Default or Event of Default has occurred and remains uncured;
(ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such claim, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such claim through recourse to the applicable Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such claim, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any of the Properties, other than as permitted hereunder, is claimed by another Person.

              (n) COSTS OF ENFORCEMENT. In the event (i) that any Mortgage encumbering any of the Properties is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any of the Properties, to which proceeding Lender is made a party, or (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or an assignment by Borrower for the benefit of its creditors, Borrower and its successors or assigns, shall be chargeable with and agree to pay all costs of collection and defense, including attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

              (o) ESTOPPEL STATEMENT. (i) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (A) the amount of the original principal amount of the Note, (B) the unpaid principal amount of the Note, (C) the Applicable Interest Rate of the Note, (D) the date installments of interest were last paid, (E) any offsets or defenses to the payment of the Debt, if any, and (F) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, provided that Borrower shall not be required to deliver such statements more frequently than two (2) times in any calendar year.

                   (ii) Borrower shall deliver to Lender upon request, an estoppel certificate executed by the tenant under each of the Leases demising ten percent (10%) or more of the rentable square footage of the portion of each related Individual Property made available for lease and under such other Leases as shall be necessary for Lender to have received estoppel certificates from tenants under Leases demising a total of no less than seventy percent (70%) of the rentable square footage of each related Individual Property made available for lease. All such estoppel certificates shall be in form and substance satisfactory to Lender. Notwithstanding the foregoing, Borrower shall not be required to deliver such estoppel certificates (A) with respect to any Individual Property having no space made available for lease other than pursuant to one or more Minor Leases or (B) more frequently than two (2) times in any calendar year.

              (p) LOAN PROCEEDS. Borrower shall use the proceeds of the Loan disbursed to Borrower pursuant to the terms and provisions hereof only for the purposes set forth in SECTION 2.2.

              (q) PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

              (r) ANNUAL OPERATING BUDGET AND CAPITAL EXPENDITURES BUDGET. For each fiscal year commencing on January 1, 1998, and for each Fiscal Year thereafter,

Borrower shall submit to Lender for Lender's written approval an annual budget (an "ANNUAL BUDGET") not later than thirty (30) days prior to the commencement of such Fiscal Year, in form satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for the Properties, including all planned capital expenditures in respect of the Properties for such Fiscal Year. Each Annual Budget shall contain, among other things, limitations on management fees, franchise fees, third party service fees, and other expenses as Borrower may reasonably determine. Lender shall have the right to approve such Annual Budget and in the event that Lender objects to the proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subparagraph until the Lender approves an Annual Budget. Each such Annual Budget approved by Lender in accordance with terms hereof shall hereinafter be referred to as an "APPROVED ANNUAL BUDGET." Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses. In the event that the Borrower must incur an extraordinary operating expense or capital expense not set forth in the Annual Budget (each an "EXTRAORDINARY EXPENSE"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the Lender's approval.

              (s) REPLACEMENT OF FRANCHISOR. If a default on the part of a Franchisor has occurred under any Franchise Agreement, which default continues beyond any applicable notice or cure period, and Lender determines in its reasonable discretion that such default would materially and adversely affect the value of the related Individual Property, Borrower shall diligently pursue the termination of such Franchise Agreement and the replacement of such Franchisor with another franchisor acceptable to Lender in its sole discretion.


                                      -87

              (t) LEASING MATTERS. Any renewals of Leases or Leases with respect to an Individual Property written after the date hereof shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, (i) renewals of Minor Leases and proposed Minor Leases shall not be subject to the prior approval of Lender and (ii) renewals of Leases (other than Minor Leases) and proposed Leases (other than Minor Leases) shall not be subject to the prior approval of Lender, provided that (A) the rental income pursuant to the renewal or proposed Lease does not exceed ten percent (10%) of the total rental income derived from the applicable Individual Property, (B) the premises demised, pursuant to the Lease to be renewed or the proposed Lease constitutes less than ten percent (10%) of the total leaseable area of the related Individual Property, (C) no rent credits, free rents or concessions are granted under the renewal or proposed Lease, (D) the renewal or proposed Lease provides for rental rates and other terms comparable to existing local market rates and terms, (E) the renewal or proposed Lease is an arm's-length transaction with a bona fide, independent third-party tenant, on commercially reasonable terms and does not contain any terms that would materially affect Lender's rights under the Loan Documents, (F) the renewal or proposed Lease is subject and subordinate to the Mortgage with respect to the related Individual Property and the tenant thereunder agrees to attorn to Lender and (G) the proposed Lease is written on the standard form of lease which shall have been approved by Lender. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates, shall be arm's-length transactions with bona fide, independent third-party tenants, shall be on commercially reasonable terms and shall not contain any terms that would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender. Borrower (1) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (2) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner;
(3) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (4) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (5) shall not alter, modify or change the terms of any Lease in a manner inconsistent with the provisions of the Loan Documents; (6) shall make no material change to the standard form of lease approved by Lender without Lender's prior written approval and (7) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.

              (u) DEBT SERVICE COVERAGE RATIO. Prior to the extension of the Maturity Date pursuant to Section 2.3.2, if the Debt Service Coverage Ratio as determined on the DSCR Calculation Date in any month with respect to the twelve (12) full months immediately preceding such DSCR Calculation Date shall be less than 1.15, then, Borrower shall, no later than the Payment Date occurring in the month following such DSCR Calculation Date, make a prepayment to Lender of the then outstanding principal amount of the Loan in an amount sufficient to increase the Debt Service Coverage Ratio to not less than 1.15. After the extension of the Maturity Date pursuant to Section 2.3.2, if the Debt Service Coverage Ratio as determined on the DSCR Calculation Date in any month with respect to the twelve (12) full months immediately preceding such DSCR Calculation Date shall be less than 1.30, then, Borrower shall, no later than the Payment Date occurring in the month following such DSCR Calculation Date, make a prepayment to Lender of the then outstanding principal amount of the Loan in an amount sufficient to increase the Debt Service Coverage Ratio to not less than 1.30. Any prepayment required pursuant to this SECTION 5.1(U) shall not be applied to the principal balance of the Loan until the first Payment Date occurring after the receipt by Lender of such prepayment and shall be accompanied by a payment of all interest to have accrued on such prepayment as of such Payment Date.

              VI.  NEGATIVE COVENANTS

              SECTION 6.1  BORROWER'S NEGATIVE COVENANTS.

              From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering each of the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

              (a) OPERATION OF PROPERTIES. No Individual Borrower shall, without the prior consent of Lender (which consent shall not be unreasonably withheld), terminate, cancel, modify, renew or extend any Franchise Agreement or any Management Agreement or otherwise replace any Franchisor with respect to any Individual Property or any Manager or enter into any other management or franchise agreement with respect to any of the Properties. The total base management fees payable with respect to any Individual Property pursuant to the related Management Agreement(s) shall not exceed the Maximum Management Fee.

              (b) LIENS. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any of the Properties or permit any such action to be taken, except:

                    (i)    Permitted Encumbrances;

                   (ii) Liens created by or permitted pursuant to the Loan Documents;

                  (iii)    Liens for Taxes, or Other Charges not yet due; or

                   (iv) Liens arising from utility and other similar easements granted by an Individual Borrower and approved by Lender, which approval shall not be unreasonably withheld.

             (c) DISSOLUTION. No Individual Borrower shall dissolve, terminate, liquidate, merge with or consolidate into another Person.

              (d) CHANGE IN BUSINESS. Borrower and each Individual Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

              (e) DEBT CANCELLATION. No Individual Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Individual Borrower by any Person, except for adequate consideration and in the ordinary course of such Individual Borrower's business.

              (f) AFFILIATE TRANSACTIONS. No Individual Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Individual Borrower or any of the partners of any Individual Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to such Individual Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

              (g) ZONING. Borrower and each Individual Borrower shall not initiate or consent to any zoning reclassification of any portion of any of the Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any of the Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

              (h) ASSETS.   Borrower  and  each  Individual   Borrower  shall
 not purchase or own any properties other than the Properties or an interest in another Individual Borrower.

              (i) NO JOINT ASSESSMENT. No Individual Borrower shall suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and (ii) with any portion of such Individual Property that may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

              (j) PRINCIPAL PLACE OF BUSINESS. No Individual Borrower shall change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

              VII.  CASUALTY; CONDEMNATION; ESCROWS

              SECTION 7.1  INSURANCE; CASUALTY AND CONDEMNATION.

              7.1.1    INSURANCE

              (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and each of the Properties providing at least the following coverages:

                   (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to the greater of (1) one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (2) such amount as to ensure that Borrower would not be deemed to be a co-insurer under such coverage or (3) the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) per occurrence for all such insurance coverage, except (1) with respect to flood insurance and earthquake insurance for an Individual Property not located in California, for which the deductible shall not be in excess of Twenty-Five Thousand and No/100 Dollars ($25,000) per occurrence and (2) with respect to earthquake insurance for an Individual Property located in California, for which the deductible shall not be in excess, per occurrence, of the greater of (I) an amount equal to five percent (5%) of the Full Replacement Cost of the damaged Individual Property and (II) One Hundred Thousand and No/100 Dollars ($100,000); and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; (y) windstorm insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area prone to hurricanes and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

                   (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, including umbrella coverage, of not less than Fifty Million and No/100 Dollars ($50,000,000) ;
(B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:
(1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in ARTICLE 9 of the Mortgages to the extent the same is available;

                   (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to the greater of (1) one hundred percent (100%) of the projected gross income from the Individual Property for a period of twenty-four (24) months from the date that the Individual Property is repaired or replaced and operations are resumed or (2) one hundred percent (100%) of the projected operating expenses (including, without limitation, Debt Service) to be incurred in connection with the operation of the Individual Property for a period of twelve (12) months from the date that the Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that (y) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance and (z) upon fifteen (15) days prior notice from Lender to Borrower that the period covered by such business income insurance must be increased in connection with a Securitization, Borrower shall increase the period covered by such business income insurance from twelve (12) months to eighteen (18) months and shall deliver to Lender a certificate of insurance satisfactory to Lender evidencing such increase, and Borrower's failure to comply with this clause (z) shall constitute an Event of Default ;

                   (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                   (v) workers' compensation, subject to the statutory limits of the state in which the Individual Property is located, and employer's liability insurance, all in amounts not less than the amount required under the Legal Requirements of the state in which the Individual Property is located in respect of any work or operations on or about the Individual Property, or in connection with the Individual Property or its operation (if applicable);

                   (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                   (vii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Five Million and No/100 Dollars ($5,000,000); and

                   (viii) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

              (b) All insurance provided for in SECTION 7.1.1(A) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or individually, the "POLICY"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and having a claims paying ability rating of "AA" or better by at least two (2) of the Rating Agencies, one of which shall be Standard & Poor's Ratings Group. The Policies described in SECTION 7.1.1 shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (collectively, the "INSURANCE Premiums"), shall be delivered by Borrower to Lender.

              (c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of
SECTION 7.1.1(A).

              (d) All Policies of insurance provided for or contemplated by
SECTION 7.1.1(A), except for the Policy referenced in SECTION 7.1.1(A)(V), shall name Borrower, or the Tenant, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

              (e) All Policies of insurance provided for in SECTION 7.1.1(A)(V) shall contain clauses or endorsements to the effect that:

                   (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                   (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' written notice to Lender and any other party named therein as an additional insured;

                   (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

                   (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

              (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgages and shall bear interest at the Default Rate.

              (g) If the Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (a "RESTORATION") and otherwise in accordance with SECTION 7.1.3. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower;

              (h) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

              7.1.2 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any of the Properties and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any award or payment therefor (an "AWARD") shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of SECTION 7.1.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

              7.1.3 RESTORATION. The following provisions shall apply in connection with the Restoration of any Individual Property:

              (a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in SECTION 7.1.3(B)(I) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

              (b) If the Net Proceeds are equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this SECTION 7.1.3. The term "NET PROCEEDS" for purposes of this SECTION 7.1.3 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to SECTION 7.1.1
(a)(i), (iv), (vi) and (vii) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("CONDEMNATION PROCEEDS"), whichever the case may be.

                   (i) The Net Proceeds shall be made available to Borrower
              for Restoration provided that each of the following conditions are met:

                                (A) no Event of Default shall have occurred and be continuing;

                                (B) (1) in the event the Net Proceeds are
                        Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located in such land;

                                 (C) the Leases with respect to the
                        Individual Property, other than Minor Leases, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be.

                                 (D) Borrower shall commence the Restoration
                        as soon as reasonably practicable (but in no event later than sixty (60) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                                 (E) Lender shall be satisfied that any
                        operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in SECTION 7.1.1(A)(III), if applicable, or (3) by other funds of Borrower;

                                 (F) Lender shall be satisfied that the
                        Restoration will be completed on or before the earliest to occur of (1) the Maturity Date, (2) the earliest date required for such completion under the terms of any Lease, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or (4) the expiration of the insurance coverage referred to in SECTION 7.1.1(A)(III);

                                 (G) the Individual Property and the use
                        thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

                                 (H) the Restoration shall be done and
                        completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws); and

                                 (I) such fire or other casualty or taking,
                        as applicable, does not result in the loss of access to the Individual

                        Property or the related Improvements beyond the period of Restoration.

                           (ii) The Net Proceeds shall be held by Lender in an
                  interest-bearing account and, until disbursed in accordance with the provisions of this SECTION 7.1.3(B), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                           (iii) All plans and specifications required in
                  connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "CASUALTY CONSULTANT"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                           (iv) In no event shall Lender be obligated to make
                  disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, MINUS the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this SECTION 7.1.3(B), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this SECTION 7.1.3(B) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                           (v) Lender shall not be obligated to make
                  disbursements of the Net Proceeds more frequently than once every calendar month.

                           (vi) If at any time the Net Proceeds or the
                  undisbursed balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this SECTION 7.1.3(B) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                           (vii) The excess, if any, of the Net Proceeds and the
                  remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this SECTION 7.1.3(B), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents.

                  (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to SECTION 7.1.3(B)(VII) may be retained and applied by Lender on the next occurring Payment Date toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.

              SECTION 7.2  REQUIRED REPAIRS; REQUIRED REPAIR FUNDS.

              7.2.1 REQUIRED REPAIRS; DEPOSITS. Borrower shall perform the repairs at its Properties, as more particularly set forth on SCHEDULE II hereto (such repairs hereinafter referred to as "PROPERTY REQUIRED REPAIRS"). Borrower shall complete each of the Property Required Repairs on or before the required deadline for each repair as set forth on SCHEDULE II. Upon thirty (30) days prior notice from Lender to Borrower that a reserve for Property Required Repairs shall be required in connection with a Securitization, Borrower shall deposit with Lender the amount for each Individual Property set forth on SCHEDULE II hereto to perform the Property Required Repairs for such Individual Property to the extent such Property Required Repairs have not yet been performed in accordance with this SECTION
7.2. Amounts so deposited shall hereinafter be referred to as the "REQUIRED REPAIR FUND". Lender will maintain the Required Repair Fund in a segregated account (the "REQUIRED REPAIR ACCOUNT") and the Required Repair Fund shall be invested and reinvested by Lender, at Borrower's direction, in one or more Eligible Investments, subject to the following restrictions: (A) such Eligible Investments and the proceeds thereof shall be deemed a part of the Required Repair Fund; (B) each such Eligible Investment shall be made in the name of Lender (in its capacity as such) or in the name of a nominee of Lender under its complete and exclusive dominion and control or, if applicable law provides for perfection of pledges of an instrument not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered; (C) Lender shall have the sole control over such investment, the income thereon and the proceeds thereof; (D) other than investments described in clause (B) above, any certificate or other instrument evidencing such investment shall be delivered directly to Lender or its agent; (E) the proceeds of each investment shall be remitted by the purchaser thereof directly to Lender and (F) Lender shall not be liable for any loss sustained on the investment of any funds constituting a part of the Required Repair Fund.

              7.2.2 GRANT OF SECURITY INTEREST. Borrower shall grant a first priority security interest to Lender, as security for payment of all sums due under the

Loan and the performance of all other terms, conditions and covenants of the Loan Documents and this Agreement on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Required Repair Fund and the Required Repair Account and shall execute and deliver to Lender such UCC-1 Financing Statements and other documents or instruments as Lender may request in order to grant and perfect such security interest. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Required Repair Fund or the Required Repair Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Required Repair Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as herein provided, the Required Repair Fund shall constitute additional security for the Debt.

              7.2.3 RELEASE OF REQUIRED REPAIR FUNDS. After Borrower's initial deposit into the Required Repair Account pursuant to SECTION 7.2.1, Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Property Required Repairs to be paid;
(b) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured; (c) Lender shall have received a certificate from Borrower (i) stating that all Property Required Repairs at the applicable Individual Property funded by the prior requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, (ii) any license, permit or other approval by any Governmental Authority required to commence and/or complete the Property Required Repairs to be funded by the requested disbursement have been obtained, (iii) identifying each Person that will supply materials or labor in connection with the Property Required Repairs to be performed at such Individual Property and to be funded by the requested disbursement and including copies of invoices or statements from each such Person setting forth the costs for such materials or labor, and (iv) stating that each Person that supplied materials or labor in connection with the Property Required Repairs performed at an Individual Property and funded by the prior requested disbursement has been paid all amounts to be paid to such Person as set forth in the written request with respect to such prior requested disbursement and setting forth the amount paid to each such Person and, if such requested disbursement includes amounts constituting the final payment to any Person on account of any Property Required Repairs, such certificate shall be accompanied by lien waivers or other evidence of payment satisfactory to Lender; (d) at Lender's option if the amount disbursed for Property Required Repairs with respect to one Individual Property under the prior requested disbursement exceeded a total of Two Hundred Fifty Thousand and No/100 Dollars ($250,000), a title search for any Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (e) Lender shall have received such other evidence as Lender shall reasonably request that the Property Required Repairs at any Individual Property funded by the prior requested disbursement have been completed and the related costs and expenses have been paid. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Individual Property more frequently than once per calendar month and unless such requested disbursement is in an amount greater than Fifteen Thousand and No/100 Dollars ($15,000) (or a lesser amount if the total amount in the Required Repair Account is less than Fifteen Thousand and No/100 Dollars ($15,000), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this SECTION 7.2.3. Prior to Borrower's initial deposit of funds into the Required Repair Fund in accordance with SECTION
7.2.2 or thereafter with respect to any calendar month during which a request for payment from the Required Repair Fund is not submitted to Lender pursuant to this SECTION 7.2.3, Borrower shall deliver to Lender, as a part of the monthly reports to be delivered pursuant to SECTION 5.1(J)(IV), an Officer's Certificate setting forth the amounts paid during the preceding calendar month for Property Required Repairs and setting forth each Person to whom such amounts were paid, the amount paid to each such Person and the related Property Required Repairs performed by each such Person.

                  7.2.4 FAILURE TO PERFORM REQUIRED REPAIRS AND MAKE INITIAL DEPOSIT. It shall be an Event of Default under this Agreement if (i) Borrower does not exercise diligent efforts to complete the Property Required Repairs at each Individual

Property by the required deadline for each repair as set forth on SCHEDULE
II, or (ii) Borrower does not make the initial deposit into the Required Repair Fund in accordance with SECTION 7.2.2. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Property Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

              SECTION 7.3   TAX AND INSURANCE ESCROW FUND.

              7.3.1 TAX AND INSURANCE ESCROW FUND. Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least ten
(10) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above being hereinafter referred to as the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to SECTION 5.1 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to SECTION 5.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

                  7.3.2 GRANT OF SECURITY INTEREST. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions of the Loan Documents and this Agreement on Borrower's part to be paid and performed, of all Borrower's right, title and interest in and to the Tax and Insurance Escrow Fund. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Tax and Insurance Escrow Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

                  7.3.3 APPLICATION OF TAX AND INSURANCE ESCROW FUND. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Tax and Insurance Escrow Fund to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; or (v) all other sums payable pursuant to this Agreement and the other Loan Documents.

             SECTION 7.4  REPLACEMENTS AND REPLACEMENT  RESERVE.

                  7.4.1 REPLACEMENT RESERVE FUND. Commencing no later than thirty (30) days after Lender's notice to Borrower that a replacement reserve shall be required in connection with a Securitization, Borrower shall pay to Lender on each Payment Date one twelfth of the amount (the "REPLACEMENT RESERVE MONTHLY DEPOSIT") equal to five percent (5%) of the Gross Income from Operations projected by Lender for the current calendar year to be applied to replacements and repairs of the type listed on SCHEDULE III hereof required to be made to the Mortgaged Property during the calendar year. Amounts so deposited shall hereinafter be referred to as the "REPLACEMENT RESERVE FUND". Lender will maintain the Replacement Reserve Fund in a segregated account (the "REPLACEMENT RESERVE ACCOUNT") and the Replacement Reserve Fund shall be invested and reinvested by Lender, at Borrower's direction, in one or more Eligible Investments, subject to the following restrictions: (A) such Eligible Investments and the proceeds thereof shall be deemed a part of the Replacement Reserve Fund; (B) each such Eligible Investment shall be made in the name of Lender (in its capacity as such) or in the name of a nominee of Lender under its complete and exclusive dominion and control or, if applicable law provides for perfection of pledges of an instrument not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered; (C) Lender shall have the sole control over such investment, the income thereon and the proceeds thereof; (D) other than investments described in clause (B) above, any certificate or other instrument evidencing such investment shall be delivered directly to Lender or its agent; (E) the proceeds of each investment shall be remitted by the purchaser thereof directly to Lender and (F) Lender shall not be liable for any loss sustained on the investment of any funds constituting a part of the Replacement Reserve Fund. Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time and, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund by thirty (30) days notice to Borrower if it determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with
SECTION 2.4 hereof.

              7.4.2 GRANT OF SECURITY INTEREST. Borrower shall grant a first priority security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions to be paid and performed, of all Borrower's right, title and interest in and to the Replacement Reserve Fund and the Replacement Reserve Account and shall execute and deliver to Lender such UCC-1 Financing Statements and other documents or instruments as Lender may request in order to grant and perfect such security interest. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Replacement Reserve Fund or the Replacement Reserve Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Replacement Reserve Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, the Replacement Reserve Fund shall constitute additional security for the Debt.

              7.4.3 DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT. (a) After the commencement of Borrower's obligation to make the Replacement Reserve Monthly Deposit pursuant to SECTION 7.4.1, Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs to maintain and replace the furniture, fixtures and equipment used in connection with the operation of the Properties as set forth in the Approved Annual Budget (collectively, the "REPLACEMENTS"). Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance (other than the regular replacement of furniture, fixtures and equipment constituting Replacements) to an Individual Property or for costs which are to be reimbursed from the Required Repair Fund.

              (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this SECTION 7.4.3 and SECTION
7.4.4 of this Agreement, disburse to Borrower amounts from the Replacement Reserve Account to pay for the actual approved costs of Replacements or to reimburse the Borrower therefor in accordance with the Approved Annual Budget within ten (10) days of Lender's receipt of a request for disbursement in accordance with SECTION 7.4.3(C). In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

              (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall certify as to (i) the specific Replacements for which the disbursement is requested,
(ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request for disbursement, Borrower shall certify that all Replacements that were the subject of the prior request for disbursement have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials to be purchased and all contracted labor or services to be provided in connection with the Replacements for which the disbursement is requested. Each request for disbursement shall include a statement setting forth each Person that supplied materials or labor in connection with Replacements that were the subject of the prior request for disbursement and setting forth the amount paid to each such Person and shall include evidence satisfactory to Lender of payment of all such amounts evidence of completion of the Replacements for which the prior request for disbursement was made, which evidence shall be satisfactory to Lender in its reasonable discretion. Prior to Borrower's making of the initial Replacement Reserve Monthly Deposit in accordance with
SECTION 7.4.1 or thereafter with respect to any calendar month during which a request for disbursement from the Replacement Reserve Fund is not submitted to Lender pursuant to this SECTION 7.4.3, Borrower shall deliver to Lender, as a part of the monthly reports to be delivered pursuant to SECTION 5.1(J)(IV), an Officer's Certificate setting forth the amounts paid during the preceding calendar month for Replacements and setting forth each Person to whom such amounts were paid, the amount paid to each such Person and the related Replacement provided by each such Person.

              (d) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than Fifteen Thousand and No/Dollars ($15,000).

              7.4.4 PERFORMANCE OF REPLACEMENTS. (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other first class, full service hotel or first class, full service hotel and office properties, as applicable, in the same market segment and under the same franchisor in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

              (b) Lender reserves the right, at its option, to approve all material contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

              (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold any further disbursements from the Replacement Reserve Account and, upon ten (10) days prior written notice, to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and, without providing any prior notice to Borrower, to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

              (d) In order to facilitate Lender's completion or making of the Replacements pursuant to SECTION 7.4.4(C) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose

Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

              (e) Nothing in this SECTION 7.4.4 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or
(iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

              (f) Upon reasonable prior notice by Lender, Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this SECTION 7.4.4 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this SECTION 7.4.4(F) or the completion of Replacements pursuant to this SECTION 7.4.4.

              (g) If Lender has determined in its reasonable discretion that any Replacements are not being completed in a timely and workmanlike manner or in the event that the amount disbursed for the completion of a single Replacement pursuant to a prior disbursement from the Replacement Reserve Account exceeded One Hundred Thousand and No/100 Dollars ($100,000), Lender may require an inspection of the applicable Individual Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of such Replacements. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

              (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

              (i) In the event that the prior request for disbursement included any amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) for any single Replacement requiring construction, installation or completion, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property prior to making any additional disbursements from the Replacement Reserve Account, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by the Lender, if any).

              (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

              (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

              7.4.5 FAILURE TO MAKE REPLACEMENTS AND MAKE INITIAL DEPOSIT.
(a) It shall be an Event of Default under this Agreement if (i) Borrower fails to make the initial Replacement Reserve Monthly Deposit in accordance with SECTION 7.4.1 or (ii) fails to comply with any other provision of this
SECTION 7.4 and such failure is not cured within thirty (30) days after notice from Lender. Upon the occurrence of an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in
SECTION 7.4.4, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

              (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

              7.4.6 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

                  7.4.7 INDEMNIFICATION. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

                  SECTION 7.5  GROUND LEASE ESCROW FUNDS

                  If any portion of any Additional Property shall be a leasehold interest, commencing upon the Subsequent Advance Closing Date on which such Additional Property is encumbered by a Mortgage, Borrower shall pay to Lender on each Payment Date an amount that is estimated by Lender to be due and payable by the applicable Individual Borrower under the related Ground Lease for all rent and any and all other charges which may be due by such Individual Borrower under the related Ground Lease in order to accumulate with Lender sufficient funds to pay all sums payable under the related Ground Lease at least ten (10) Business Days prior to the dates due (said amounts, hereinafter called the "GROUND LEASE ESCROW FUND"). Upon such Individual Borrower's failure to pay any rent or other charges due under the related Ground Lease after the receipt of any notice and the expiration of any cure period available to such Individual Borrower pursuant to the related Ground Lease, Lender may, in its discretion, apply any amounts held in the Ground Lease Escrow Fund to the payment of such rent or other charges; provided however, that the provisions of this SECTION 7.5 shall not be deemed to create any obligation on the part of Lender to pay any such rent or other charges from amounts on deposit in the Ground Lease Escrow Fund. Borrower shall grant a first priority security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions to be paid and performed, of all Borrower's right, title and interest in and to the Ground Lease Escrow Fund and shall execute and deliver to Lender such UCC-1 Financing Statements and other documents or instruments as Lender may request in order to grant and perfect such security interest. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Ground Lease Escrow Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Ground Lease Escrow Fund to the payment of the Debt in any order in its sole discretion. Notwithstanding the foregoing, the Borrower shall not be required to make monthly deposits to the Ground Lease Escrow Fund so long as on the applicable Subsequent Advance Closing Date and for the remainder of the Term, the Borrower has deposited and maintains in the Ground Lease Escrow Fund sufficient amounts for the payment of three (3) months of rent and any and all other charges under the related Ground Lease. Such initial deposit may be increased by Lender in the amount Lender deems is necessary in its reasonable discretion based on any increases in the rent due under the related Ground Lease.

              VIII.  DEFAULTS

              SECTION 8.1  EVENT OF DEFAULT.

              (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                      (i) if any portion of the Debt is not paid when due;

                     (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable;

                    (iii) if any payment required pursuant to SECTION 5.1(U) is not made when due;

                     (iv) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within ten (10) days of Lender's request therefor;

                      (v) if any Individual Borrower transfers or encumbers any portion of the Properties other than as permitted under the Loan Documents without Lender's prior written consent;

                     (vi) if any representation or warranty made by Borrower or any Individual Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material adverse respect as of the date the representation or warranty was made;

                    (vii) if any Individual Borrower shall make an assignment for the benefit of creditors;

                   (viii) if a receiver, liquidator or trustee shall be appointed for any Individual Borrower or if any Individual Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Individual Borrower, or if any proceeding for the dissolution or liquidation of any Individual Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Individual Borrower, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                     (ix) if any Individual Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                      (x) if Borrower or any Individual Borrower breaches any covenant contained in SECTION 4.1 (FF) hereof;

                     (xi) (A) if Promus shall not have executed and delivered to Parkway the License Agreement that Parkway has executed and delivered to Promus for execution and a copy of such fully executed License Agreement shall not have been delivered to Lender prior to the expiration of the interim period during which Parkway is authorized to continue to operate the Individual Property known as the Embassy Suites Hotel, Philadelphia, Pennsylvania as an Embassy Suites Hotel as described in that certain letter dated August 12, 1997 from Promus to Lender, as such interim period may be extended from time to time in writing by Promus, or (B) if a default by Borrower has occurred under any Franchise Agreement and continues beyond any applicable cure period and such default permits the Franchisor thereunder to terminate such Franchise Agreement;

                    (xii) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower or any Individual Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                   (xiii) if any of the assumptions contained in any Insolvency Opinion delivered to Lender in connection with the Loan is or shall become untrue in any material respect;

                    (xiv) if Borrower or any Individual Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty
(30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such time not to exceed an additional sixty (60) days; or

                    (xv) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, any Individual Borrower or any of the Properties;

              (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) above) and at any time thereafter the Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower or any Individual Borrower and in and to all or any of the Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower or any Individual Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

              SECTION 8.2  REMEDIES.

              (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing
(i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

              (b) Except as otherwise set forth in Section 3.2(jj), with respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition and except as otherwise set forth in
SECTION 3.2(JJ), Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

              (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a securitization pursuant to SECTION 9.1 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

              SECTION 8.3  REMEDIES CUMULATIVE.

              The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or any Individual Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or any Individual Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or any Individual Borrower or to impair any remedy, right or power consequent thereon.

              IX.  SPECIAL PROVISIONSIONS

              SECTION 9.1  SALE OF NOTES AND SECURITIZATION.

              At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale or transfer of the Note or participations or other interests therein or the first successful securitization (such sale, transfer and/or securitization, the "SECURITIZATION") of rated single or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in the Note and the Mortgages, including, without limitation, to:

                  (a)           (i) provide such financial and other
                           information with respect to the Properties, the Borrower, the Managers and the Franchisors, (ii) provide existing budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "PROVIDED INFORMATION"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Lender and the Rating Agencies;

                  (b) at Borrower's expense, cause counsel to render the Insolvency Opinion or any other opinion customary in securitization transactions with respect to the Properties and Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

                  (c)           (i) deliver one or more Officer's
                           Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of the Securitization in all relevant jurisdictions or setting forth any then existing facts conflicting with any such representations, (ii) deliver certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of each individual Borrower and their respective general partners or managing members, as applicable, as of the date of the Securitization and (iii) make such additional representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof; and

                  (d)           execute such amendments to the Loan Documents
                           and organizational documents, enter into a lockbox or similar arrangement with respect to the Rents as and to the extent provided herein and establish and fund such reserve funds (including, without limitation, the Required Repair Fund and the Replacement Reserve Fund) as and to the extent provided herein or as otherwise may be reasonably requested by the holder of the Note or as may be requested by the Rating Agencies or otherwise to effect the Securitization; provided, however, that the Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal amount of the Loan set forth herein, or (ii) modify or amend any other economic term or other material term of any Loan Document in a manner that has a material adverse effect on Borrower.

              Borrower shall be responsible only for all legal fees and disbursements incurred by Borrower in connection with Borrower's complying with the requirements of this SECTION 9.1 and SECTION 9.2 and for all legal fees and disbursements incurred by Lender for the amendment or modification of the Loan Documents, preparation of any additional Loan Documents, review of organizational documents and opinions and other services provided by Lender's counsel in order to ensure compliance with the market standards described in SECTION 9.1 where the failure to so comply is the result of concessions made by Lender at the request of Borrower in connection with the closing of the Initial Advance or any Subsequent Advance.

              SECTION 9.2  SECURITIZATION INDEMNIFICATION.

              (a) Borrower understands that certain of the Provided Information and the Required Records may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization, provided that no Provided Information or Required Records shall be so included, provided or made available without Borrower's review and approval of such Provided Information and/or Required Records. In the event that any Disclosure Document is required to be revised prior to the sale of all Securities, the Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects. The holder of the Note will promptly discontinue the use of any Disclosure Document upon such holder's receipt of written notice from Borrower that such Disclosure Document requires revision to correct any inaccuracy.

              (b) Borrower agrees to provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower has carefully examined certain specified sections of such memorandum or prospectus, as applicable, including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Properties," "The Manager," "The Borrower" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact with respect to Borrower, the Properties or the terms and provisions of the Loan or the Loan Documents or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this SECTION 9.2, Lender hereunder shall include its officers and directors), the affiliate of Lehman Brothers Inc. ("LEHMAN") that has filed the registration statement relating to the securitization (the "REGISTRATION STATEMENT"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls the affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "LEHMAN Group"), and Lehman, each of its directors and each person who controls Lehman within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any losses, claims, damages or liabilities (collectively, the "LIABILITIES") to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lehman Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Lehman in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with written information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

              (c) In connection with filings under the Exchange Act and provided that the holder of the Note complies with the proviso to SECTION 9.2(A), Borrower agrees to indemnify (i) Lender, the Lehman Group and the Underwriter Group for Liabilities to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information or Required Records a material fact required to be stated in the Provided Information or Required Records in order to make the statements in the Provided Information or Required Records, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Lehman Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lehman Group or the Underwriter Group in connection with defending or investigating the Liabilities.

              (d) Lehman agrees to indemnify and hold harmless Borrower, each of its directors and each person who controls Borrower within the meaning of
Section 15 of the Securities Act (the "BORROWER GROUP") against any and all losses, claims, damages or liabilities, joint or several, to which such group may become subject, under the Securities Act or otherwise, and will reimburse such group for any legal or other expenses reasonably incurred by such group in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Disclosure Document or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information that does not accurately reflect the Provided Information.

              (e) Promptly after receipt by an indemnified party under this
SECTION 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this SECTION 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and its notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this SECTION 9.2, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

              (f) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in SECTION 9.2(B), (C) or (d) is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under SECTION 9.2(B), (C) or (D), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lehman's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted;
(ii) the opportunity to correct and prevent any statement or omission; and
(iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

              (g) The liabilities and obligations of both Borrower and Lender under this SECTION 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.


                                      -130

              SECTION 9.3  INTENTIONALLY OMITTED.

              SECTION 9.4  EXCULPATION.

              Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower or any Individual Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of any guaranty made by a Person other than Borrower or an Individual Borrower in connection with the Loan or any of the rights and remedies of the Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower or any Individual Borrower in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or
(g) constitute a waiver of the right of Lender to enforce the liability and obligation of

Borrower or any Individual Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

            (i) fraud or intentional misrepresentation by Borrower, any Individual Borrower or any guarantor in connection with the Loan;

           (ii) the gross negligence or willful misconduct of Borrower or any Individual Borrower;

          (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

           (iv) the removal or disposal of any portion of the Properties after an Event of Default;

            (v) the misapplication or conversion by Borrower or any Individual Borrower of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Properties, (B) any Awards or other amounts received in connection with the condemnation of all or a portion of the Properties, or (C) any Rents following an Event of Default;

           (vi) failure to pay charges for labor or materials or other charges resulting in a Lien on any portion of the Properties prior to the Lien created by the Loan Documents;

          (vii) any security deposits, advance deposits or any other deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

         (viii)     Borrower's indemnification of Lender set forth in SECTION
                    9.2 hereof.

              Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) the first full monthly payment of principal and interest under the Note is not paid when due; (ii) Borrower fails to permit on-site inspections of the Properties on more than two (2) occasions per calendar year after written notice from Lender requesting such inspections, fails to provide financial information as required pursuant to this Agreement on more than two (2) occasions per calendar year after written notice from Lender requesting such financial information, fails to maintain its status as a single purpose entity or fails to appoint a new property manager upon the request of Lender after an Event of Default, each as required by, and in accordance with the terms and provisions of, this Loan Agreement and the Mortgages; (iii) Borrower fails to obtain Lender's prior written consent to any subordinate financing (other than equipment lease financings entered into by Borrower with respect to equipment to be used at one or more of the Properties in the ordinary course of business, which equipment leases shall not require total payments in a calendar year in excess of One Hundred Thousand and No/100 Dollars ($100,000) at any time) or other voluntary lien encumbering the Properties; or (iv) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Properties or any interest therein as required by the Mortgage.

              SECTION 9.5  CASH MANAGEMENT.

              9.5.1 LOCKBOX ACCOUNT. (a) Upon thirty (30) days prior notice from Lender to Borrower that a lockbox account shall be required in connection with a Securitization or upon the occurrence and continuance of an Event of Default, Borrower shall establish and maintain a segregated Eligible Account (the "LOCKBOX ACCOUNT") to be held by the Servicer in the trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account shall be entitled "BA Parkway Associates II, L.P., as Borrower, and Lehman Brothers Holdings Inc., as Lender, pursuant to Loan Agreement dated as of August 12, 1997 - Lockbox Account" and the title of the Lockbox Account shall be modified as necessary to include the name of any Additional Borrower becoming an Individual Borrower in connection with a Subsequent Advance after the date hereof. Borrower hereby grants to Lender a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Lockbox Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower.

              (b) Upon the establishment of the Lockbox Account, Borrower shall, or shall cause each Manager to, deliver written instructions to all tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account. Borrower shall, and shall cause each Manager to, deposit all amounts received by Borrower or Manager constituting Rents into the Lockbox Account promptly upon receipt.

              (c) Upon the establishment of the Lockbox Account, Borrower shall obtain from Account Holder an agreement that Account Holder will commence to transfer to the Cash Collateral Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every other Business Day throughout the Term.

              9.5.2 CASH COLLATERAL ACCOUNT. (a) Simultaneously with the establishment of the Lockbox Account pursuant to SECTION 9.5.1(A), Borrower shall establish and maintain a segregated Eligible Account (the "CASH COLLATERAL ACCOUNT") to be held by Servicer in trust for the benefit of Lender, which Cash Collateral Account shall be under the sole dominion and control of Lender. The Cash Collateral Account shall be entitled "BA Parkway Associates II, L.P., as Borrower, and Lehman Brothers Holdings Inc., as Lender, pursuant to Loan Agreement dated as of August 12, 1997 - Cash Collateral Account" and the title of the Cash Collateral Account shall be modified as necessary to include the name of any Additional Borrower becoming an Individual Borrower in connection with a Subsequent Advance after the date hereof. Borrower hereby grants to Lender a first priority security interest in the Cash Collateral Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Collateral Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Collateral Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Collateral Account and all costs and expenses for establishing and maintaining the Cash Collateral Account shall be paid by Borrower.

              (b) Provided no Event of Default shall have occurred and be continuing, on each Payment Date occurring after the establishment of the Lockbox Account and the Cash Collateral Account, all funds on deposit in the Cash Collateral Account shall be applied by Lender to the payment of the following items in the order indicated:

                   (i) First, payments to the Ground Lease Escrow Fund, if any, in accordance with the terms and provisions of SECTION 7.5;

                  (ii) Second, payments to the Tax and Insurance Escrow Fund in accordance with the terms and conditions of SECTION 7.3 hereof;

                 (iii)    Third, payment of the Monthly Debt Service Payment
Amount;

                  (iv) Fourth, payments to the Replacement Reserve Fund in accordance with the terms and conditions hereof;

                   (v) Fifth, payment to Lender of any other amounts then due and payable under the Loan Documents; and

                  (vi)    Sixth, payment of any excess amounts to Borrower.

              (c) The insufficiency of funds on deposit in the Cash Collateral Account shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

              SECTION 9.6  SERVICER.

              At the option of Lender, the Loan may be serviced by a servicer/trustee (the "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Borrower shall be responsible for the payment of (a) any set-up fees or any other initial costs relating to or arising under the Servicing Agreement and (b) the monthly servicing fee due to the Servicer under the Servicing Agreement.

              SECTION 9.7  INSOLVENCY OPINION.

              Within thirty (30) days after Lender's request in connection with a Securitization, Borrower shall deliver to Lender an opinion of Borrower's counsel that may be relied upon by Lender and any Rating Agency rating any Securities issued in connection with the Securitization, and their respective successors and assigns, as to nonconsolidation and true sale, if applicable, with respect to each Individual Borrower and their Affiliates and the Properties (the "INSOLVENCY OPINION"), which opinion and counsel shall be reasonably satisfactory to Lender and satisfactory to any such Rating Agency.

               X.  MISCELLANEOUS

               SECTION 10.1  SURVIVAL.

               This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

              SECTION 10.2  LENDER'S DISCRETION.

              Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

              SECTION 10.3  GOVERNING LAW.

              (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT
LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

              (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO


                                      -138

THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT DECAMPO, DIAMOND & ASH, 805 THIRD AVENUE, NEW YORK, NEW YORK 10022, ATTENTION: THOMAS M. ASH III, ESQ. AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

              SECTION 10.4  MODIFICATION, WAIVER IN WRITING.

              No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

              SECTION 10.5  DELAY NOT A WAIVER.

              Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

              SECTION 10.6  NOTICES.

              All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

                  If to Lender:

                           Lehman Brothers Holdings Inc.,
                               doing business as Lehman Capital, a
                               division of Lehman Brothers Holding Inc.
                           Three World Financial Center, 12th Floor
                           Commercial Mortgage Surveillance Group
                           New York, New York  10285
                           Attention:  Mr. Larry J. Kravetz
                           Facsimile No. (212) 526-2768

                  with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York  10038
                           Attention:  W. Christopher White, Esq.
                           Facsimile No. (212) 504-6666

                  If to Borrower:

                           c/o CapStar Hotel Company
                           1010 Wisconsin Avenue, N.W.
                           Washington, DC  20007
                           Attention: Mr. Paul W. Whitsell
                           Facsimile No. (202) 965-4445
                  with a copy to:

                           DeCampo, Diamond & Ash
                           805 Third Avenue
                           New York, New York  10022
                           Attention: Thomas M. Ash III, Esq.
                           Facsimile No. (212) 758-1728

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

              SECTION 10.7  TRIAL BY JURY.

              EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED HEREBY AND THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement and the other Loan Documents, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.7 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN MADE PURSUANT TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

              SECTION 10.8  HEADINGS.

              The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

              SECTION 10.9  SEVERABILITY.

              Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

              SECTION 10.10  PREFERENCES.

              Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

              SECTION 10.11  WAIVER OF NOTICE.

              Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

              SECTION 10.12  REMEDIES OF BORROWER.

              In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

              SECTION 10.13  EXPENSES; INDEMNITY.

              (a) Borrower covenants and agrees to pay, or if Borrower fails to pay to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of Lender's New York and local counsel, the costs of all appraisals and engineering and environmental reports, all title insurance premiums, all survey charges, any mortgage, documentary stamp and intangible taxes, all recording charges, any brokerage fees and commissions and any auditor's fees;
(ii) the establishment and maintenance of the Lockbox Account, the Cash Collateral Account or any escrow or reserve account established pursuant to this Agreement or the other Loan Documents and the grant or perfection of any security interest therein; (iii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iv) other than as set forth in the final sentence of SECTION 9.1 or in SECTION 9.2(D) or (F), Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (v) other than as set forth in the final sentence of SECTION 9.1 or in
SECTION 9.2(D) or (F), the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (vi) securing Borrower's compliance with any requests made pursuant to SECTION 9.1 hereof; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Cash Collateral Account.

              (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender or from the use of Provided Information or Required Records pursuant to SECTION 9.2(A) without complying with the proviso thereto. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender.

              SECTION 10.14  SCHEDULES INCORPORATED.

              The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

              SECTION 10.15  INTENTIONALLY OMITTED.

              SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES

              (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

              (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and the Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than the Lender and the Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

              SECTION 10.17  PUBLICITY.

              All news releases, publicity or advertising by any party hereto or their respective Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Borrower, Lender, Lehman, or any of their respective Affiliates in connection with the Loan shall be subject to the prior written approval of the other party hereto.

              SECTION 10.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS

              (a) Borrower acknowledges that Lender has made the Loan to the Borrower upon the security of its collective interest in the Properties (other than the Lexington Property) and in reliance upon the aggregate of the Properties taken together (other than the Lexington Property) being of greater value as collateral security than the sum of the Properties taken separately. Other than as set forth in Section 3.2(jj), Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

              (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to the Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure the Borrower does hereby expressly consents to and authorizes, at the option of the Lender, the foreclosure and sale either separately or together of any combination of the Properties.

              SECTION 10.19  WAIVER OF COUNTERCLAIM.

              Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

              SECTION 10.20  CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE.

              In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Borrower or its affiliates.

              SECTION 10.21  BROKERS AND FINANCIAL ADVISORS.

              Borrower and Lender each hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement and each hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from the failure of its respective representation contained in this
SECTION 10.21 to be true and correct. The provisions of this SECTION 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

              SECTION 10.22  PRIOR AGREEMENTS.

              This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

              SECTION 10.23  JOINT AND SEVERAL LIABILITY.

              If Borrower consists of more than one Person, the obligations and liabilities of each such Person pursuant to this Agreement and the other Loan Documents shall be joint and several.

              SECTION 10.24  COUNTERPARTS.

              This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single agreement.


                                      -151

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                          BA PARKWAY ASSOCIATES II, L.P.

                                          By:  CapStar PA, Inc.

                                               By: /s/ John E. Plunket
                                                  -----------------------------
                                                   Name:  John E. Plunket
                                                   Title: Vice President

                                          LEHMAN BROTHERS HOLDINGS
                                          INC., DOING BUSINESS AS LEHMAN
                                          CAPITAL, A DIVISION OF LEHMAN
                                          BROTHERS HOLDINGS INC.


                                               By: /s/ Michael Mazzei
                                                  -----------------------------
                                                   Name:  Michael Mazzei
                                                   Title: Managing Director

                                                                     SCHEDULE I
                                                                     ----------


                               RELEASE AMOUNTS

           PROPERTY                                 RELEASE AMOUNT
           --------                                 --------------

      EMBASSY SUITES HOTEL                            $7,000,000
   PHILADELPHIA, PENNSYLVANIA

                                                                     SCHEDULE II
                                                                     -----------

                                REQUIRED REPAIRS
















                                     SCH II-1

                                                                    SCHEDULE III
                                                                    ------------


                              INTENTIONALLY OMITTED


















                                    SCH III-1

                                                                    SCHEDULE IV
                                                                    -----------

                                   RENT ROLLS




















                                    SCH IV-1

                                                                      SCHEDULE V
                                                                      ----------
                          LIST OF FRANCHISE AGREEMENTS

1. Embassy Suites License Agreement between Promus Hotels, Inc., as licensor, and BA Parkway Associates II, L.P., as licensee, with respect to Embassy Suites Hotel at 1776 Benjamin Franklin Parkway, Philadelphia, Pennsylvania.












                                    SCH V-1

                                                                     SCHEDULE VI
                                                                     -----------

                          LIST OF MANAGEMENT AGREEMENTS

1. Hotel Management Agreement dated as of August 12, 1997 between BA Parkway Associates II, L.P. and CapStar Management Company, L.P. with respect to the Individual Property known as the Embassy Suites Hotel, Philadelphia, Pennsylvania.











                                    SCH VI-1

                                                                    SCHEDULE VII
                                                                    ------------

                                   LITIGATION


















                                    SCH VIII-1